Exhibit 10.32

STANDARD OFFICE LEASE

This Standard Office Lease (“Lease”) is made and entered into as of this 20th day of July, 2010, by and between GATEWAY TEMPE LLC, a Washington limited liability company (“Landlord”), and LIMELIGHT NETWORKS, INC., a Delaware corporation (“Tenant”).

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as the entire seventh and eighth floors of the Project (as defined below), as designated on the plan attached hereto and incorporated herein as Exhibit “A” (“Premises”), of the project (“Project”) commonly known as Tempe Gateway whose address is 222 South Mill Avenue, Tempe, Arizona 85281, as legally described on Exhibit “A-1” attached hereto, for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

A. Initial Term:	Eight (8) years

Estimated Commencement Date:	March 15, 2011

Estimated Expiration Date:	March 31, 2019

B. Square Footage:	64,411 rentable square feet, subject to the terms of Article 2 below.

C. Basic Rental:

Period In Lease Years*	Annual Basic Rental	Monthly Basic Rental	Annual Basic Rental Per Rentable Square Foot
1	$0.00	$0.00	$0.00
2	$1,375,000.00	$114,583.33	$25.00	**
3	$1,610,275.00	$134,189.58	$25.00
4-6	$1,706,891.50	$142,240.95	$26.50
7-8	$1,803,508.00	$150,292.33	$28.00

*

For purposes of this Lease, the term “Lease Year” shall mean each successive twelve (12) month period with the First Lease Year commencing on the Commencement Date and expiring on the last day of the twelfth (12th) full calendar month thereafter.

**	Basic Rental for the Second Lease Year will be calculated using 55,000 rentable square feet, notwithstanding the actual size of the Premises. The first month’s Monthly Basic Rental for the Second Lease year shall be $0.

D. Expense Stop:	$6.50

E. Tenant’s Proportionate Share:	24.40%

F. Security Deposit:	None

G. Permitted Use:	General office, data center, and network operations center (“NOC”), consistent with the nature of the Project as a first-class office project.

H. Brokers:	CB Richard Ellis, Inc. on behalf of Landlord; Ross Brown Partners on behalf of Tenant.

I. Parking:	Tenant shall rent four (4) parking spaces for each 1,000 rentable square feet contained in the Premises, upon the terms and conditions and at the rate provided in Article 23 hereof.

J. Initial Installment of Basic Rental:	The first full month’s Basic Rental plus applicable Rental Tax shall be due and payable by Tenant to Landlord upon the full execution hereof, which installment shall be credited to the 14th month of the Term hereof.

ARTICLE 2

TERM/PREMISES

The Term of this Lease shall commence on the Commencement Date and shall end on the last day of the month in which the eighth (8th) anniversary of the Commencement Date occurs. The term “Commencement Date” shall mean the date when all of the following have occurred: (i) all of the Tenant Improvements to be constructed by Landlord have been substantially completed in accordance with the provisions of the Work Letter attached hereto as Exhibit “D” (the “Work Letter”), subject only to the completion of minor punch list items that will not materially interfere with Tenant’s use and operation of the Premises for Tenant’s Permitted Use, (ii) a certificate of occupancy and/or a conditional use permit or other such document has been issued for the Premises by the applicable governing authority, if required, and (iii) Landlord has delivered the Premises to Tenant. If Landlord does not deliver possession of the Premises to Tenant on or before the Estimated Commencement Date (as set forth in Article 1.A, above), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Notwithstanding the foregoing, if the Commencement Date has not occurred on or before May 1, 2011 (subject to delay by Force Majeure (not to exceed 60 days) and any Tenant Delay) (the “Outside Date”), Tenant, as its sole remedy, shall have the right to terminate this Lease by written notice to Landlord at any time prior to the occurrence of the Commencement Date. If Tenant so terminates the Lease, any amounts previously paid by Tenant to Landlord shall be returned to Tenant and the parties shall have no further obligations hereunder. For purposes of this Lease, the term “Tenant Delay” shall mean any delay resulting from (i) Tenant’s failure to meet any time deadlines established herein, (ii) submission by Tenant of a request for any change order(s), or (iii) any other delay arising from the act or omission of Tenant. In the event of any Tenant Delay, the Commencement Date shall be deemed to have occurred on the day it would otherwise have occurred absent a Tenant Delay, and the Outside Date shall be postponed on a day-for-day basis. The rentable area of the Premises has been determined in accordance with “American National Standard ASNI/BOMA Z65.1-2010: Standard Method for Measuring Floor Area in Office Buildings” issued by the Building Owners and Managers Association International (“BOMA Standard”) to be 64,411 rentable square feet. If Landlord converts a portion of the first floor to a great room, meeting room, or other similar tenant amenity, the Premises and Building shall be re-measured pursuant to the BOMA Standard and the Premises size and Proportionate Share shall be adjusted. Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit “C”, which Tenant shall execute and return to Landlord within ten (10) business days after receipt thereof. Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice are true and correct, without exception. In addition to the Premises, Tenant shall have the right to use, in common with all other tenants of the Project, all portions of the Project not designated for the exclusive use of Tenants, including, without limitation, entrances and exits, hallways, stairways, elevators, restrooms, and parking areas (collectively, the “Common Areas”).

ARTICLE 3

RENTAL

(a) Basic Rental. Tenant agrees to pay to Landlord during the Term hereof, at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the monthly and annual sums as set forth in Article 1.C.

of the Basic Lease Provisions, plus applicable Rental Tax, which amounts are payable in advance on the first (1st) day of each calendar month, without demand, setoff or deduction. Notwithstanding the foregoing, Basic Rental and applicable Rental Tax for the fourteenth month of the Term shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions upon execution of this Lease by Tenant.

(b) Increase in Direct Costs. The term “Expense Stop” means the dollar amount per rentable square foot in the Premises set forth in Article 1.D. of the Basic Lease Provisions. If, in any calendar year during the Term of this Lease, the “Direct Costs” (as hereinafter defined) paid or incurred by Landlord shall be higher than the Expense Stop, Tenant shall pay an additional sum for each such calendar year equal to the number of rentable square feet in the Premises multiplied by such increased amount of “Direct Costs.” In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty five (365). Any and all amounts due and payable by Tenant pursuant to this Lease (other than Basic Rental), except for any amounts paid by Tenant to Landlord under the Work Letter, shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Basic Rental payments. Basic Rental and Additional Rent may be collectively referred to herein as “Rent”. At the same time as any payment of Rent is to be made by Tenant hereunder, Tenant shall also pay any and all rental taxes, gross receipts taxes, transaction privilege taxes, sales taxes, and/or similar taxes levied currently or in the future on the Rent amount then due or otherwise assessed in connection with the rental activity then occurring (collectively, “Rental Tax”).

(c) Definitions. As used herein the term “Direct Costs” shall mean the sum of the following:

(i) “Tax Costs”, which shall mean any and all real estate taxes, lease excise taxes, payments in lieu of taxes, and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed, reassessed or levied by the United States, the State of Arizona, any applicable county within the State of Arizona, any applicable city, town or other local government authority within the State of Arizona, and/or any other agency or political subdivision of the State of Arizona, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Direct Costs.” Notwithstanding the foregoing, if the Prime Lease (as defined below) is terminated due to failure of Landlord to comply with the Prime Lease, and the termination causes the Tax Costs to increase over the amount of the Tax Costs immediately prior to such termination, the Expense Stop shall be increased to reflect the increase in Tax Costs in the first calendar year or portion thereof affected by such increase. Further, if the Prime Lease is terminated due to a reason other than Landlord’s failure to comply with the Prime Lease (or expiration of the Prime Lease term), and the termination causes the Tax Costs to increase over the amount of the Tax Costs immediately prior to such termination, the Expense Stop shall be increased to reflect 50% of the increase in Tax Costs in the first calendar year or portion thereof affected by such increase.

(ii) “Operating Costs”, which shall mean all costs and expenses incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding cabling and wiring, adjacent walks, malls and landscaped and Common Areas and the parking structure, areas and facilities of the Project. Operating Costs shall include but not be limited to, city permit fees, parking management, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all employees, independent contractors, agents, invitees or guests who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including janitorial, gardening, security, operating, engineering, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning and window washing; hired services; a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; accountant’s fees incurred in the preparation of rent adjustment statements; legal fees; real estate tax consulting fees; personal property taxes on property used in the maintenance and operation of the Project; fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners’ association pertaining to the Project; capital expenditures incurred to effect economies of operation of, or stability of services to, the Project and capital expenditures required due to changes in any Applicable Laws (as defined below), whether by enactment, repeal or change in interpretation, after the Commencement Date provided, however, that capital expenditure included in Operating Costs shall be amortized (with interest at the rate of the lesser of (1) U.S. Bank National Association Prime Rate plus two percent (2%) per annum, or (2) ten percent (10%) per annum) over its useful life; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); costs incurred (capital or otherwise) in order for the Project, or any portion thereof, to maintain its current certification pursuant to the Green Globe certification standards promulgated by Green Globe International, Inc. (“Green Globe”), including, without limitation, costs of managing, reporting and commissioning the Project or any part thereof that was designed and/or built to be compliant with Green Globe standards; the cost of all charges for electricity, gas, water and other utilities furnished to the Project, and any taxes thereon; the cost of all charges for fire and extended coverage, liability and all other reasonable insurance coverages in connection with the Project carried by Landlord; the cost of all building and cleaning supplies and materials; the commercially reasonable cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors and administration fees; a commercially reasonable property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager) and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than ninety-five percent (95%) occupied, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though ninety-five percent (95%) were occupied, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. Notwithstanding the foregoing, Operating Costs shall not include the following:

(1)	Any costs or expenses for which Landlord is reimbursed or indemnified (whether by an insurer, condemnor, tenant or otherwise);

(2)	Overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Project;

(3)	Depreciation or amortization of the Project or its contents or components;

(4)	Contributions to Operating Cost reserves;

(5)	Capital expenditures including rentals and any other related expenses incurred in leasing capital items, except to the extent permitted above in this Section 3(c)(ii);

(6)	Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the Project;

(7)	Expenses for repairs or other work which is caused by fire, windstorm, casualty or any other insurable occurrence, including costs subject to Landlord’s insurance deductible, to the extent such deductible exceeds $50,000.00;

(8)	Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising, entertaining or promotion;

(9)	Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Project or any Common Areas, transfer or recordation taxes and other charges in connection with the transfer of ownership in the Project, land trust fees, and rental due under any ground lease relating to the property on which the Project is located;

(10)	Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty, and the cost of correcting defects in the construction of the Project or any Common Areas; provided, however, that repairs resulting from ordinary wear and tear shall not be deemed to be defects;

(11)	The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or which Landlord provides selectively to one or more tenants of the Project, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s). This category shall include the actual cost of any special electrical, heating, ventilation or air conditioning required by any tenant that exceeds normal building standards or is required during times other than the standard business hours stated in this Lease;

(12)	Accounting and legal fees relating to the ownership, construction, leasing, sale of or relating to any litigation in any way involving the Project, or any Common Areas, or to the enforcement of the terms of any lease;

(13)	Any interest or penalty incurred due to the late payment of any Operating Cost and/or Tax Cost;

(14)	The cost of correcting any applicable building or fire code violation(s) or violations of any other Applicable Law relating to the Project, or any Common Areas, and/or the cost of any penalty or fine incurred for noncompliance with the same, and any costs incurred to test, survey, cleanup, contain, abate or remove any environmental or Hazardous Materials or materials, including asbestos containing materials from the Project or any Common Areas or to remedy any breach or violation of any Environmental Laws. To the extent any of the foregoing are the result of any act or omission of any of the Tenant Parties or any of their agents, guests, invitees or contractors (“Tenant Responsible Parties”), such costs shall be governed by Article 28 hereof;

(15)	Any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Project, nor connected therewith;

(16)	Any costs or expenses for sculpture, paintings, or other works of art, including costs incurred with respect to the purchase, ownership, leasing, repair, and/or maintenance of such works of art;

(17)	All expenses to the extent resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees;

(18)	All bad debt loss, rent loss, or reserve for bad debt or rent loss;

(19)	Payroll and payroll related expenses for any employees in commercial concessions operated by the Landlord;

(20)	The cost of installing, operating, and maintaining any building amenity or special facility such as a health club; and

(21)	Any expenditures made more than eighteen (18) months prior to submission of demand.

(iii) Notwithstanding anything to the contrary contained herein, the aggregate Controllable Operating Costs, as that term is defined below, shall not increase more than five percent (5%) in any calendar year over the amount of Controllable Operating Costs chargeable for the immediately preceding calendar year, on a non-cumulative basis. “Controllable Operating Costs” shall mean all Direct Costs except Tax Costs, utility charges, insurance charges, costs of services provided under a union contract, payments under any parking agreement, CC&R’s or to an owners’ association, and costs associated with repairs due to casualty, vandalism or other damage outside of Landlord’s reasonable control.

(d) Determination of Payment.

(i) If for any calendar year ending or commencing within the Term, Tenant’s Proportionate Share of the actual cost of the Direct Costs for such calendar year exceeds the Expense Stop, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as Additional Rent, an amount equal to Tenant’s Proportionate Share of the excess (the “Excess”).

(ii) Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”), which shall set forth Landlord’s reasonable estimate (the “Estimate”) of the total amount of Direct Costs for the then-current calendar year. The estimated Excess (the “Estimated Excess”) shall be calculated by comparing Tenant’s Proportionate Share of the actual cost of the Direct Costs for such calendar year, which shall be based upon the Estimate, to the Expense Stop. Any delay by Landlord in furnishing the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Excess under this Article 3, once such Estimated Excess has been determined by Landlord. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Basic Rental due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)). Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Basic Rental installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

(iii) In addition, Landlord shall give to Tenant following the end of each calendar year, a statement (the “Statement”) which shall include (a) the amount, if any, by which the Direct Costs for the subject year exceed the Direct Costs for the prior year, (b) a reconciliation of Tenant’s impound accounts of monies collected in advance by Landlord based Landlord’s estimate of Tenant’s Proportionate Share, and (c) the actual Direct Costs for the subject year broken down by component expenses. Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, within ten (10) business days, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess. If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant’s next installments of Estimated Excess or paid by Landlord to Tenant at the time of delivery of the Statement if the Lease is then terminated or expired. Any delay by Landlord in furnishing the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3, once such Statement has been delivered. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall pay to Landlord within ten (10) business days an amount as calculated pursuant to the provisions of this Section 3(d). The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

(iv) Landlord shall maintain books and records of all Direct Costs. If requested by Tenant within ninety (90) days after Tenant’s receipt of a Statement, Landlord shall permit Tenant to audit Landlord’s Statement for the annual period covered by such Statement. If Tenant elects to audit such books and records, Tenant shall perform such audit using an employee of a certified public accounting firm or an employee of Tenant. Landlord shall reasonably cooperate with Tenant, and any deficiency or overpayment disclosed by such audit shall be paid or refunded, as the case may be, within thirty (30) days after completion of the audit. If any such audit discloses that the Direct Costs reflected on Landlord’s Statement were overstated by more than five percent (5%) of the actual Direct Costs for the subject year, Landlord shall reimburse Tenant for the reasonable costs of such audit.

ARTICLE 4

SECURITY DEPOSIT

Tenant has deposited or concurrently herewith is depositing with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this security deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its full amount. Tenant agrees that Landlord shall not be required to keep the security deposit in trust, segregate it or keep it separate from Landlord’s general funds, but Landlord may commingle the security deposit with its general funds and Tenant shall not be entitled to interest on such deposit. At the expiration of the Term, and provided there exists no default by Tenant hereunder, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s “Transferee”, as such term is defined in Article 15 below), provided that subsequent to the expiration of this Lease, Landlord may retain from said security deposit (i) an amount reasonably estimated by Landlord to cover potential Direct Cost reconciliation payments due with respect to the calendar year in which this Lease terminates or expires, (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease, to remove cabling and other items required to be removed by Tenant under Section 29(b) below and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), (iii) amounts required to cure defaults or make Landlord whole, or (iv) any and all amounts permitted by law or this Article 4. Tenant hereby waives any provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 above, and all of Landlord’s damages under this Lease and Arizona law including, but not limited to, any damages accruing upon termination of this Lease and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

ARTICLE 5

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall, at Landlord’s option, become a month-to-month tenant upon each and all of the terms herein provided as may be applicable to such a tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, Basic Rental at a rate equal to one and one-half times the rate in effect for the last month of the Term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to the Excess over the Expense Stop. Notwithstanding the foregoing, Tenant shall be permitted to hold over in the Premises for a period not to exceed ninety (90) days, on a month-to-month basis and at a Base Rental equal to that payable for the last month of the term prior to the holdover period. Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold Landlord harmless from and against all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers claims and attorneys’ fees and costs.

ARTICLE 6

OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within ten (10) business days after delivery to Tenant by Landlord of a written statement setting forth such amount, the amount of such taxes applicable to Tenant’s property or above-standard improvements. Tenant shall assume and pay to Landlord at the time Basic Rental next becomes due (or if assessed after the expiration of the Term, then within ten (10) business days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of the letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted, whether or not currently contemplated. In addition to Tenant’s obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and at least twenty (20) days before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

ARTICLE 7

USE

Tenant shall use and occupy the Premises only for the uses set forth in Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants or occupants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting (i) the condition, use or occupancy of the Premises or the Project (excluding structural changes to the Project not related to Tenant’s particular use of the Premises), and (ii) improvements installed or constructed in the Premises by or for the benefit of Tenant. Tenant shall not permit more than six and one-half (6.5) people per one thousand (1,000) rentable square feet of the Premises to occupy the Premises at any time. Tenant may use a portion of the Premises as a lunchroom for Tenant’s employees only (and not the general public), provided that Tenant shall obtain Landlord’s prior approval to all electronic kitchen equipment to be used in the Premises (which approval shall not be unreasonably withheld or delayed), shall comply with Landlord’s insurers requirements with respect to the use and operation of such lunchroom, and shall not generate unreasonable or offensive odors from the Premises. Notwithstanding the foregoing, Tenant may use one or more food and beverage refrigerators or coolers, microwave ovens, soup warmers, toasters, toaster ovens, Panini presses, meat slicers and George Foreman™ type grills without the consent of Landlord. In addition, the kitchen equipment included in the Tenant Improvements shall be deemed approved by Landlord. Tenant shall be prohibited from using or installing deep fryers, commercial ovens, open flame or similar cooktops or any other kitchen equipment that would necessitate the use of a grease trap or hood in the Premises or generate odors inconsistent with a first-class office building. All use of kitchen equipment shall be consistent with food safety regulations. Tenant shall not do or permit to be done anything in violation of this Lease which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall, upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article 7.

ARTICLE 8

CONDITION OF PREMISES; LANDLORD’S REPRESENTATIONS

(a) Except as otherwise provided herein or in the Work Letter, Tenant hereby agrees that the Premises shall be taken “as is”, “with all faults”, “without any representations or warranties”, and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes. Tenant acknowledges that, except as otherwise provided herein, neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. Nothing contained herein is intended to, nor shall, obligate Landlord to implement sustainability practices for the Project or to seek certification under, or make modifications in order to obtain, a certification from LEED or any other comparable certification,

(b) Landlord represents and warrants to and covenants with Tenant as follows:

(i) Landlord has received no notice that the Project (inclusive of the Premises) currently is not in compliance with all applicable laws, rules, regulations, ordinances and local codes, including, without limitation, O.S.H.A. rules and regulations governing asbestos and asbestos containing materials and the Americans with Disabilities Act and/or any comparable state statute (“Applicable Laws”). Landlord has received no notice that the Project violates any private covenants, conditions and restrictions affecting the Project (the “Deed Restrictions”), copies of which have been given to Tenant.

(ii) Following the date of this Lease, Landlord will not record against the Project or the Premises, or otherwise subject the Project or the Premises to, any restrictions, agreements, encumbrances, liens, easements or rights which are reasonably expected to (i) prevent or impair the use of the Premises for the purposes permitted in this Lease or (ii) materially conflict with or diminish the rights herein granted to Tenant.

(iii) To the extent the Project, as of the date of this Lease, is not in compliance with current Applicable Laws or the Deed Restrictions, Landlord shall be responsible for bringing the Project into compliance with such Applicable Laws and Deed Restrictions at Landlord’s sole cost. In the event of a change in Applicable Laws after the Commencement Date that requires Landlord perform any alterations in or about the Project, Landlord shall perform such alterations and the cost thereof shall be an Operating Cost to the extent permitted in Article 3 above.

ARTICLE 9

REPAIRS AND ALTERATIONS

(a) Landlord’s Obligations. Landlord shall maintain, in first-class condition and repair, the structural portions of the Project, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells, elevator cabs and Common Areas, and shall also maintain and repair the basic mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems; provided, however, that Landlord’s obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Project or in other areas outside of the Premises, but Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises.

(b) Tenant’s Obligations. Except as expressly provided as Landlord’s obligation in this Article 9, Tenant shall keep the Premises in first-class condition and repair and in compliance with Landlord’s sustainability practices including, without limitation, compliance with the Green Globe rating system applicable to the Project. All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Landlord may make any repairs which are not promptly made by Tenant after any applicable notice and cure period and charge Tenant for the cost thereof, plus ten percent (10%) to defray Landlord’s administrative costs, which costs shall be paid by Tenant within ten (10) business days from invoice from Landlord. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the Rent.

(c) Alterations. Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project that affect the building systems (including, without limitation, the mechanical, electrical, structural, plumbing or roofing systems) (collectively, “Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant may, upon prior notice to Landlord but without the requirement of obtaining Landlord consent, perform alterations in the Premises that do not affect any of the building systems (“Permitted Alterations”). It is mutually agreed that Tenant may install a security system serving the Premises, but that such system impacts the other building systems and is therefore subject to Landlord’s reasonable approval. Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics reasonably approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. Tenant shall cause all Alterations and Permitted Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord’s construction rules and regulations. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations or Permitted Alterations.

(d) Insurance; Liens. Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a letter of credit, or some other evidence demonstrating Tenant’s ability to pay for such Alterations, satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee. Notwithstanding the foregoing, no such letter of credit (or other evidence) shall be required for Permitted Alterations or Alterations which are estimated to cost less than $250,000.00 on a per project basis.

(e) Costs and Fees; Removal. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, if requested by Tenant and by written notice to Tenant given at the time such consent is granted, or if no consent is required, within twenty (20) days after Landlord receives notice of such Alterations, require Tenant at Tenant’s expense to remove such Alterations from the Premises, and to repair any damage to the Premises and the Project caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant’s plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work, which fee shall be the greater of (i) five percent (5%) of the total cost of the subject Alterations, repairs or other work or (ii) Landlord’s actual cost paid to third parties in connection with the subject Alterations, repairs or other work. In no event shall Tenant be required to pay the fee referred to in the prior sentence with respect to Permitted Alterations consisting solely of painting, carpeting and millwork.

ARTICLE 10

LIENS

Tenant shall keep the Premises and the Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys’ fees and costs incurred by Landlord in connection with any such claim or action. Before commencing any work or alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall be removed or discharged within ten (10) days of filing; provided, however, that if Tenant is engaged in a good faith contest over such lien, Tenant need not discharge the same but shall post a bond to assure the payment of said lien with Landlord in an amount and reasonably satisfactory to Landlord. If Tenant fails to discharge or bond over such lien (if bonding over is permitted hereunder), Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct (in which case Tenant shall reimburse Landlord for any such payment made by Landlord within ten (10) business days following written demand), or to require that Tenant promptly deposit with Landlord in cash, and in lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant, if any.

ARTICLE 11

PROJECT SERVICES

(a) Basic Services. Landlord agrees to furnish to the Premises, at a cost to be included in Operating Costs, from 7:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays (the “Building Standard Hours”) excepting New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (collectively, the “Building Holidays”), air conditioning and heat in a manner consistent with the operation of a first-class office building in the Phoenix, Arizona metropolitan area and in accordance with Schedule 1 to the Work Letter. In addition, Landlord shall provide electric current for normal lighting and normal office machines, elevator service and water on the same floor as the Premises for lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use and in compliance with applicable codes. Janitorial and maintenance services shall be furnished five (5) days per week, excepting Building Holidays. Tenant shall comply with all rules and regulations which Landlord may establish for the proper functioning and protection of the Common Area air conditioning, heating, elevator, electrical, intrabuilding cabling and wiring and plumbing systems. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project, at the rate generally charged by Landlord to tenants of the Project for such utilities or services.

(b) Excess Usage. Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as permitted hereunder; nor shall Tenant connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water except with respect to Tenant’s operation of the NOC (to the extent expressly approved by Landlord in connection with the Tenant Improvements) or as otherwise expressly approved by Landlord in connection with the Tenant Improvements.

(c) Additional Service. Electrical service and HVAC shall be available to the Premises, 24 hours a day, 7 days a week. If Tenant shall require electric current and HVAC outside of Building Standard Hours, Tenant shall pay Landlord for the actual out-of-pocket cost associated with such services. Landlord may, at Landlord’s option and at Tenant’s expense, cause an electric current meter or submeter to be installed in or about the Premises to measure the amount of any such excess electric current consumed by Tenant in the Premises, either as a part of the Tenant Improvements (in which case the cost thereof shall be deducted from the Allowance) or during the Term hereof (in which case the cost thereof shall be paid by Tenant as Additional Rent). Zoning for the Premises shall be reasonably determined by Landlord and Tenant in connection with the design of the Tenant Improvements. Landlord shall accommodate Tenant’s request to provide a separate HVAC unit (which shall be at Tenant’s cost and shall be separately metered) for the NOC, provided that such unit shall be on the roof or within Tenant’s Premises, and subject to Landlord’s requirements regarding structural reinforcement (if necessary), roof top screening, and compliance with applicable permitting requirements.

(d) HVAC Balance. If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premises in excess of those required for general office use and such excess materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

(e) Telecommunications. Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice. If Tenant wishes to contract with or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider, in form and substance satisfactory to Landlord, in its sole discretion. In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations. Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project. In no event shall Landlord be obligated to incur any costs or liabilities (other than de minimis costs) in connection with the installation or delivery of telecommunication services or facilities at the Project. All such installations shall be subject to Landlord’s prior reasonable approval and shall be performed in accordance with the terms of Article 9. If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation. of telecommunications equipment consistent with the foregoing.

(f) After-Hours Use. If Tenant requires heating, ventilation and/or air conditioning during times other than Building Standard Hours, Tenant shall control such use via an automated system activated by wall mounted controls and shall pay the actual costs for such after-hours use. Tenant may request that Landlord provide 24/7 HVAC to certain areas in the Premises.

(g) Generator. Landlord grants to Tenant the non-exclusive right to purchase the right to use the currently existing exterior generator for the Building (the “Generator”) for the purpose of providing back-up power for the NOC and a non-exclusive license over and across the area surrounding the Generator for such purpose. Such right may be purchased by payment of Tenant’s proportionate share of the cost of the Generator; if Tenant exercises such right, Tenant shall thereafter pay Tenant’s proportionate share of the cost to maintain and repair the Generator. If Tenant reasonably requires a separate generator for its own use, Landlord shall work with Tenant to find an appropriate location for such generator. If space is not available, Tenant may use a parking stall within the garage (in a location selected by Landlord), and Tenant’s reserved parking stalls shall be reduced by one (and Tenant shall continue to pay the reserved parking rate for such stall dedicated to generator use). Landlord grants to Tenant a license (i) (A) to use currently existing excess conduit to connect a Tenant installed generator to the Building, or (B) if the existing excess conduit is not adequate, to install a new conduit to connect a Tenant installed generator to the Building in a location mutually reasonably acceptable to Landlord and Tenant, and (ii) over and across the area surrounding the Generator for such purpose in connection with Tenant’s installation and operation of its own generator. Such licenses are subject to availability of excess conduit, availability of space for Tenant’s generator in the vicinity of the Generator, and permitting requirements. Tenant shall be solely responsible for all costs to design, permit and install such a generator.

(h) Reasonable Charges. Landlord may charge Tenant for Landlord’s actual out of pocket costs for any utilities or services (other than electric current and heating, ventilation and/or air conditioning which shall be governed by Section 11(c) above) utilized by Tenant in excess of the amount or type that is reasonably necessary for general office use.

(i) Interruption of Services. In the event of any interruption of HVAC, utility and other services, Landlord shall use its best efforts to promptly restore the same. If any failure to provide services or utilities continues for more than seventy-two (72) hours and materially interferes with Tenant’s conduct of business in or use and operation of the Premises, Tenant shall be entitled to an equitable abatement of rent for such period of time as the interruption is in effect.

ARTICLE 12

RIGHTS OF LANDLORD

(a) Right of Entry. Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or protecting Landlord or the Project, showing the same to prospective tenants (during the last twelve (12) months of the Term), lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. An employee of Tenant shall accompany Landlord in connection with its entry into the Premises, and Tenant shall make such employee reasonably available upon request from Landlord. In the event of an emergency, if Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each event without liability to Tenant and without affecting this Lease.

(b) Maintenance Work. Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise, and (iii) to comply with any Applicable Law, but in no event shall Tenant be permitted to withhold or reduce Basic Rental or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant’s business or operations, so long as Landlord uses commercially reasonable efforts to minimize any interference with Tenant’s business.

(c) Communication Equipment. If Tenant desires to use the roof of the Project to install communication equipment to be used from the Premises, Tenant may so notify Landlord in writing (“Communication Equipment Notice”), which Communication Equipment Notice shall generally describe the specifications for the equipment desired by Tenant. If at the time of Landlord’s receipt of the Communication Equipment Notice, Landlord reasonably determines that space is available on the roof of the Project for such equipment, then subject to all governmental laws, rules and regulations, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain five (5) so-called “satellite dishes” or other similar devices, such as antennae (the “Communication Equipment”), which Communication Equipment the combined size of which shall be no greater than one (1) meter in diameter, together with aesthetic screening designated by Landlord and all cable, wiring, conduits and related equipment, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals, at a location on the roof of the Project designated by Landlord. Landlord shall have the right to require Tenant to relocate the Communication Equipment at any time to another location on the roof of the Project. Tenant shall retain Landlord’s designated roofing contractor to make any necessary penetrations and associated repairs to the roof in order to preserve Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:

(i) Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all Applicable Laws, and Landlord makes no representation that such Applicable Laws permit such installation and operation.

(ii) All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval.

(iii) All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Project’s electrical system) shall be borne by Tenant.

(iv) It is expressly understood that Landlord retains the right to use the roof of the Project for any purpose whatsoever.

(v) Tenant shall use the Communication Equipment so as not to cause any unreasonable interference to other tenants in the Project or with any other tenant’s Communication Equipment, and not to damage the Project or interfere with the normal operation of the Project.

(vi) Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Project) and Tenant agrees that Landlord shall not be liable to Tenant therefor. Tenant shall not lease or otherwise make the Communication Equipment available to any third party (other than Tenant’s customers and clients, which may use the Communication Equipment while at the Premises for business purposes only) and the Communication Equipment shall be only for Tenant’s use in connection with the conduct of Tenant’s business in the Premises.

(vii) Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any Applicable Laws in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Communication Equipment.

(viii) The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any Applicable Law which may require removal, and shall repair the Project upon such removal to the condition it existed prior to the installation of the Communication Equipment. If Tenant fails to remove the Communication Equipment and repair the Project within fifteen (15) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 12(d)(viii) shall survive the expiration or earlier termination of this Lease.

(ix) The Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 13 of this Lease.

(x) Upon request from Landlord, Tenant agrees to execute a license agreement with Landlord or Landlord’s rooftop management company regarding Tenant’s installation, use and operation of the Communication Equipment, which license agreement shall be in commercially reasonable form and shall incorporate the terms and conditions of this Section 12.

(d) Tenant’s Rights in Landlord’s Entry. Except in the event of a Tenant default, Landlord shall have access to the Premises for the purposes described in this Article, provided that (a) Landlord’s activities hereunder will not unreasonably interfere with or adversely affect Tenant’s use of the Premises, (b) when practicable under the circumstances, Landlord will provide to Tenant reasonable advance notice of any entry to the Premises, and (c) nothing will be done hereunder that would permanently alter the aesthetics or the utility of the Premises for regular office use without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of Landlord’s entry into the Premises following Tenant’s default hereunder, such entry shall be governed by Articles 19 and 20 of this Lease. In the event of entry pursuant to this Article 12, Landlord shall use commercially reasonable efforts to minimize any material interference with or disruption of Tenant’s operations. Notwithstanding anything in this Lease to the contrary, if Landlord’s entry onto the Premises or other exercise of its rights under this Lease interferes with Tenant and such interference causes a material adverse impact on Tenant’s operations at, use or enjoyment of the Premises and such impact continues beyond forty-eight (48) hours, Tenant shall be entitled to an equitable abatement of rent for such period of time as the interference continues, based on the portion of the Premises that Tenant actually stops using. If such interference continues beyond a period of thirty (30) consecutive days and such interference does not arise as a result of the performance of reasonably necessary repairs or in connection with the delivery of services to be provided by Landlord hereunder, Tenant shall be entitled to terminate this Lease upon 60 days written notice to Landlord.

ARTICLE 13

INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(a) Indemnity. Tenant shall indemnify, defend and hold Landlord, its subsidiaries, partners, parents or other affiliates and their respective members, shareholders, officers, directors, employees and contractors (collectively, “Landlord Parties”) harmless from and against any and all claims arising from Tenant’s use of the Premises or the Project or from the conduct of its business or from any activity, work or thing which may be permitted, suffered or caused by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause except for the negligence or willful misconduct of Landlord or the Landlord Parties and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties. Landlord shall indemnify, defend and hold Tenant and its subsidiaries, partners, parents or other affiliates and their respective members, shareholders, officers, directors, employees and contractors (collectively, “Tenant Parties”) harmless from and against any and all claims arising from Landlord’s operation of the Project or from any activity, work or thing which may be permitted or suffered by Landlord in or about the Project (but exclusive of the Premises) and shall further indemnify, defend and hold Tenant and the

Tenant Parties harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under this Lease or arising from any negligence or willful misconduct of Landlord or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, attorneys’ fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith.

(b) Exemption of Landlord from Liability. Except as otherwise provided herein, Landlord and the Landlord Parties shall not be liable for injury to Tenant’s business, or loss of income therefrom, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord’s negligence), or, for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

(c) Security. Landlord shall provide security cameras or other surveillance equipment in the parking areas, lobby and elevators of the Building and the elevators shall be designed to provide that access to the 7th floor of the Premises may only be accessed by use of a key card. Tenant acknowledges that Landlord’s election whether or not to provide any type of additional mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord’s discretion; Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services, and Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim, whether or not such services are provided. Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from and against any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant. Tenant shall be permitted to install a security system serving the Premises, subject to Landlord’s approval of the same.

ARTICLE 14

INSURANCE

(a) Tenant’s Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate, including products liability coverage if applicable, owners and contractors protective coverage, blanket contractual coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker’s Compensation coverage as required by law; and (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months. Tenant shall carry and maintain during the entire Term (including any option periods, if applicable), at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably required by Landlord.

(b) Form of Policies. The aforementioned minimum limits of policies and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. The Commercial General Liability Insurance policy shall name Landlord, Landlord’s property manager, Landlord’s lender(s) and such other entities, persons or firms as Landlord specifies from time to time in writing to Tenant, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VI in Best’s Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. The deductible under each policy shall be reasonably acceptable to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder and shall name Landlord as an additional insured. Tenant shall, within ten (10) days of the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to), procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant within ten (10) business days of demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended.

(c) Landlord’s Insurance. Landlord, as a cost to be included in Operating Costs to the extent permitted hereunder, agrees to carry during the entire Lease term and any extensions thereof casualty and liability insurance equivalent to or in excess of the coverage typically carried by owners of other comparable office buildings in the Phoenix, Arizona metropolitan area with insurers rated A-VI or better in Best’s Insurance Guide, but in no event less than:

(i) Property insurance on the Project in the form of an All Risk, Special Form or Direct Damage policy and Boiler & Machinery coverage, both in the amount of at least $50,000,000. Coverage shall also include Demolition and Increased Cost of Construction coverage with a limit of not less than $100,000; and

(ii) Commercial General Liability Insurance utilizing ISO form CG0001 (or its equivalent) in an amount not less than $1,000,000 per occurrence, $1,000,000 Personal Injury and Advertising injury, $2,000,000 Products and Completed Operations Aggregate and $2,000,000 General Aggregate. There shall be no exclusions deleting or limiting the above coverages from the CG0001 form (or its equivalent). Coverage shall include, but shall not be limited to, coverage for bodily injury, loss of life or property damage occurring in or about the Building.

(iii) Umbrella policy with limits of not less than $5,000,000 per occurrence.

(d) Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, members, trustees, employees and shareholders of the other, on account of loss or damage occasioned to such waiving party or its property or any property of others under its control to the extent that such loss or damage is required to be covered pursuant to this Lease. Landlord and Tenant will each, upon obtaining the respective property policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain from the respective carriers an endorsement waiving any right of subrogation in favor of the insurer.

(e) Compliance with Law and Insurance Policies. Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines at the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions hereof, make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading. Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises, including, without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld. If Tenant is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of twenty-five percent (25%) in the aggregate shall be deemed a “Transfer” within the meaning and provisions of this Article 15; provided that ordinary stock trades that do not result in a change of control of Tenant do not constitute a Transfer. Tenant may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a) That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i) The use to be made of the Premises by the proposed Transferee is (a) not generally consistent with general office use and with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called “exclusive” then in favor of another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

(ii) The financial responsibility of the proposed Transferee is not reasonably satisfactory to Landlord or in any event not at least equal to that of Tenant as of the date of execution of this Lease;

(iii) The proposed Transferee is either a governmental agency or instrumentality thereof; or

(iv) Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer (as defined below), to lease space in the Project.

(b) Upon Tenant’s submission of a request for Landlord’s consent to any such Transfer, Tenant shall pay to Landlord Landlord’s reasonable attorneys’ fees and costs incurred in connection with the proposed Transfer, not to exceed $1,500.00;

(c) That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d) That an executed duplicate original of said assignment and assumption agreement or other Transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such Transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto. It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (“Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any “Transfer Premium” (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) intentionally omitted; and (iv) Landlord may require that Tenant not then be in default hereunder in any respect, nor shall any condition exist which, with the giving of notice or the passage of time constitute a default hereunder. “Transfer Premium” shall mean all rent, Additional Rent or other consideration payable by the proposed subtenant or assignee (collectively, “Transferee”) in connection with a Transfer in excess of the Basic Rental and Direct Costs payable by Tenant under this Lease during the term of the Transfer and if such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis and shall be considered Additional Rent. In any event, the Transfer Premium shall be calculated after deducting both the fair market value of any services of Tenant or any assets, fixtures, inventory, equipment, or furniture included in the Transfer and the reasonable expenses incurred by Tenant for (1) any changes, alterations and improvements to the Premises paid for by Tenant in connection with the Transfer and made in compliance with Article 9, (2) any other out-of-pocket monetary concessions provided by Tenant to the Transferee, and (3) any brokerage commissions paid for by Tenant in connection with the Transfer. The calculation of “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

Notwithstanding any provision in this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises without Landlord’s consent to any corporation or business entity which controls, is controlled by or is under common control with Tenant, or to a corporation or other business entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant’s businesses as a going concern (“Affiliate”); provided that in the case of an assignment, the assignee assumes in full the obligations of the Tenant under this Lease and that the use of the Premises remains unchanged. In no event shall any subleasing or assignment operate to release Tenant from any liability under this Lease.

In connection with any transfer approved by Landlord to a Transferee that will lease and occupy more than 50% of the Premises, Tenant may request the right to assign its sign rights under Article 32. In considering such a request, Landlord shall not unreasonably withhold consent to such a transfer of the sign rights, provided that the proposed Transferee’s name or reputation is not reasonably objectionable to Landlord or prohibited by the Deed Restrictions.

ARTICLE 16

DAMAGE OR DESTRUCTION

If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent and the Prevailing Rate (as defined below) shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business and/or the portion of the parking that is unavailable and for which Landlord has not provided reasonable substitute parking (but there shall be no abatement of rent and/or Prevailing Rate by reason of any portion of the Premises or parking being unusable for a period equal to five (5) days or less). However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent or Prevailing Rate, unless and then only to the extent Landlord receives rental income insurance proceeds. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord’s repair of such damage. If repairs cannot, in Landlord’s opinion, be completed within two hundred seventy (270) days after the date of the casualty, without the payment of overtime or other premiums, Landlord may, at its option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the rent and/or Prevailing Rate shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of the casualty, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty (60) days after the date of the casualty. A total destruction of the Project shall automatically terminate this Lease. If Landlord commences repairs to the Project but does not complete such repairs within one (1) year from the date of the casualty, Tenant may elect to terminate this Lease by delivering written notice to Landlord. Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases any rights under law to terminate this Lease. Without limiting the foregoing, Tenant hereby waives any right it may have to terminate this Lease pursuant to Arizona Revised Statutes § 33-343 as a result of any destruction.

ARTICLE 17

THIS LEASE IS A SUBLEASE; SUBORDINATION

(a) This Lease is subject to, and Tenant agrees to comply with, all matters of record affecting the Real Property, including, without limitation, that certain Lease by and between The City of Tempe, as landlord, and Landlord, as tenant, dated December 14, 2009 (the “Prime Lease”). Landlord represents to Tenant, as of the date of this Lease, that Landlord has given to Tenant a true, correct, and complete copy of the Prime Lease, and the same is annexed to this Lease as Exhibit “X”. Only the terms and conditions contained herein, however, shall govern the rights and liabilities of Landlord and Tenant as between themselves, it not being intended that any of the terms or conditions of the Prime Lease be deemed incorporated herein except to the extent expressly provided in this Lease. Within sixty (60) days after the full execution of this Lease, Landlord will obtain a subordination, non-disturbance and attornment agreement from the landlord under the Prime Lease in a form reasonably acceptable to Tenant.

(b) Tenant shall not do nor permit anything to be done which would violate or breach the terms and provisions of the Prime Lease or cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease; provided, that the foregoing shall not be construed to require Tenant to actively perform any obligation of the tenant under the Prime Lease.

(c) This Lease is subject and subordinate to the Prime Lease and to all other matters and interests to which the Prime Lease is or shall be subordinate. In the event of termination, reentry or dispossession by Prime Lessor under the Prime Lease, Prime Lessor may, at its option, take over all of the right, title and interest of Landlord under this Lease and Tenant shall, at Prime Lessor’s option, attorn to Prime Lessor pursuant to the then executory provisions of this Lease.

(d) This Lease is also subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the Real Property, including all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all documents or instruments which Landlord or such lessor, holder or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, so long as the holder of such superior interest enters into a written agreement in favor of Tenant to the effect that such holder will not disturb Tenant’s right of possession hereunder for so long as Tenant is not in default under the terms of this Lease, in a form reasonably satisfactory to Tenant. There is currently no holder of any lien of any kind on the Project that is superior to this Lease other than the Prime Lease. Tenant agrees, within ten (10) business days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates (hereinafter, an “SNDA”), subject to the provisions of this Article 17. If Tenant fails to timely deliver an executed SNDA to Landlord pursuant to the terms of this Article 17, then Landlord shall deliver to Tenant a notice of such failure and if Tenant does not deliver the executed SNDA within five (5) business days thereafter, Tenant shall be in default hereunder. Tenant acknowledges that the remedies set forth in Article 20 of this Lease are not an adequate remedy for Tenant’s failure to timely execute an SNDA as hereby required, and that it is impracticable or extremely difficult to fix Landlord’s actual damages in such event. Therefore, the parties agree that, in addition to any other right or remedy of Landlord, at law or in equity, Landlord shall have the right to charge Tenant an amount equal to Two Hundred Dollars ($200.00) per day for each day thereafter until Tenant delivers the SNDA to Landlord in accordance with the terms hereof. Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after request execute such further instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment. Tenant agrees to provide copies of any notices of Landlord’s default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary the same period of time as Landlord under this Lease, plus five (5) Business Days, after receipt of such notice within which to cure any such default. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 18

EMINENT DOMAIN

If the whole of the Premises or the Project or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that Tenant’s assignment of its interest in any condemnation award to Landlord is conditioned upon its legal right to prosecute a separate claim in the condemnation proceeding for any relocation award to which it may be entitled or for any furniture, trade fixtures or other fixtures which Tenant is entitled to remove at the termination of the Lease and which are subject to the taking, for the unamortized cost of any improvements paid for by Tenant and for any relocation or other business disruption loss Tenant incurs as a result of such taking. In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent and/or Prevailing Rate shall be apportioned according to the ratio that the part of the Premises or parking remaining useable by Tenant bears to the total area of the Premises and/or parking and Landlord shall, at Landlord’s sole cost, repair the Project or the Premises so that the respective area constitutes an economically viable unit and parking is reasonably available to Tenant. Tenant hereby waives any and all rights it might otherwise have under law to terminate this Lease in the event of a taking under power of eminent domain.

ARTICLE 19

DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

(a) Failure or refusal to pay Basic Rental, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder within three (3) calendar days after the date the same is due or payable hereunder; said three (3) day period shall be in lieu of, and not in addition to, any statutory notice requirements; provided that for the first two (2) instances of non-payment in any calendar year, Landlord shall deliver notice of non-payment to Tenant and Tenant shall have five (5) days in which to cure such failure;

(b) Except as set forth in items (a) above and (c) through and including (f) below, for which defaults there shall be no cure period, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall be in lieu of, and not in addition to, any statutory notice requirements;

(c) Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof, without giving Landlord at least thirty (30) days prior notice;

(d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(e) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease; or

(f) Tenant’s failure to cause to be released or Tenant’s failure to post a bond with Landlord with respect to any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded.

(g) Tenant’s failure to observe or perform according to the provisions of Articles 7, 9, 14, 17 or 25 within three (3) business days after notice from Landlord.

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20

REMEDIES

(a) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, tenant improvement expenses, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term “rent” as used in this Section 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in items (i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law. As used in item (iii), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate published by U.S. Bank National Association from time to time.

(b) Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(c) Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the

Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord’s rights and remedies hereunder. Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(d) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

(e) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of twelve percent (12%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (i) if Basic Rental is not paid on or before the third (3rd) day of the calendar month for which the same is due, or prior to the expiration of the notice period if Landlord is required to deliver notice of non-payment under Article 19(a), a late charge equal to five percent (5%) of the amount overdue or $100, whichever is greater, shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment, and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event. With respect to payments of Basic Rental, interest shall accrue and be owed if Basic Rental is not paid on or before the 3rd day of the calendar month for which the same is due. Notwithstanding the foregoing, for the first two (2) instances of non-payment in any calendar year, Landlord shall deliver notice of non-payment to Tenant and Tenant shall have five (5) days in which to cure such failure before imposing any late charge. Tenant agrees, with respect to each rate of interest set forth herein, to an effective rate of interest that is the stated rate plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Tenant, or any benefit received or to be received by Landlord, in connection with this Lease or the underlying rental activity. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

(f) If Landlord fails to perform any of its obligations or breaches any of its covenants contained in this Lease and (unless another time limit is elsewhere in this Lease specifically provided) the default continues for a period of thirty (30) days after written demand for performance is given by Tenant, or if the default is of such a character as to require more than 30 days to cure and Landlord shall fail to commence said cure promptly and use reasonable diligence in working to complete such cure. Tenant shall have the option, in addition to any other remedies provided in this Lease, at law or in equity (including the right to sue for damages, an injunction or specific performance).

ARTICLE 21

TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer or termination of Landlord’s interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 above to return the security deposit, provided said security deposit is transferred to said transferee. Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

ARTICLE 22

BROKER

In connection with this Lease, Landlord and Tenant warrant and represent to each other that they have had dealings only with the firms set forth in Article 1.H. of the Basic Lease Provisions (the “Brokers”) and that they knows of no other person or entity who is or might be entitled to a commission, finder’s fee or other like payment in connection herewith. Landlord and Tenant each agree to indemnify, defend and hold the other harmless for, from and against any cost, expense or liability (including attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with this Lease or its negotiation other than the Brokers as a result of the action of the indemnifying party. Landlord shall compensate the Brokers in connection with a separate agreement.

ARTICLE 23

PARKING

Tenant shall lease from Landlord, commencing on the Commencement Date, the number of parking passes set forth in Section 1.I. of the Basic Lease Provisions. Initially, Landlord shall provide to Tenant, at no cost to Tenant from the Commencement Date until the second anniversary of the Commencement Date (the “Free Parking Period”), 50 covered reserved and 175 unreserved parking passes. Both during and after the Free Parking Period, Tenant shall lease from Landlord covered reserved and unreserved parking passes equal to the total number of parking passes described in Section 1.I at the Prevailing Rate. Subject to the Free Parking Period, the term “Prevailing Rate” shall mean the lesser of (a) the rate charged by Landlord from time to time for such parking passes, or (b) the rate as of the date of this Lease as increased by five percent (5%) per annum. Landlord and Tenant acknowledges that the Prevailing Rate as of the date of this Lease is Seventy-Five Dollars ($75.00) per parking pass per month for reserved parking and Fifty Dollars ($50.00) per parking pass per month for unreserved parking (in each case, exclusive of any applicable parking tax). In addition to the Prevailing Rate, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant, including, without limitation, transaction privilege tax levied by the City of Tempe. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, and Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant acknowledges that Landlord’s parking privileges may be curtailed in or become more expensive in the event Tenant fails to comply with the parking rules and regulations, including parking in the parking area after hours, and Tenant agrees to indemnify and hold Landlord harmless in the event Tenant violates any of the applicable rules or regulations, without the benefit of any notice and cure period. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Tenant’s covered reserved parking spaces shall be determined as set forth on Exhibit “E” for the Term of this Lease. Landlord may, at no additional cost to Tenant, delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, and Tenant shall pay the validation rate from time to time generally applicable to visitor parking together with applicable taxes to Landlord as Additional Rent. The parking facilities shall be available for Tenant’s use 24 hours a day, 7 days a week, subject to the rules and regulations attached hereto. In the event (a) the parking becomes unavailable to Tenant for any reason other than casualty or condemnation, (b) such lack of access continues for thirty (30) days, and (c) Landlord has not caused reasonable substitute parking to become available for Tenant’s use, then Tenant may terminate this Lease upon not less than thirty (30) days written notice to Landlord.

ARTICLE 24

WAIVER

No waiver by a party of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by such party of the same or any other provision. No provision of this Lease may be waived by a party, except by an instrument in writing executed by the waiving party. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

ARTICLE 25

ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s security deposit, if any; and (iv) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property. Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Furthermore, if Tenant fails to timely deliver an estoppel certificate to Landlord pursuant to the terms of this Article 25, then Landlord shall deliver second notice to Tenant and if Tenant fails to deliver an estoppel certificate within five (5) business days thereafter, Tenant shall be in default under this Lease. Tenant acknowledges that the remedies set forth in Article 20 of this Lease are not an adequate remedy for Tenant’s failure to timely execute an estoppel certificate as hereby required, and that it is impracticable or extremely difficult to fix Landlord’s actual damages in such event. Therefore, the parties agree that, in addition to any other right or remedy of Landlord, at law or in equity, Landlord shall have the right to charge Tenant an amount equal to Two Hundred Dollars ($200.00) per day for each day thereafter until Tenant delivers the estoppel certificate to Landlord in accordance with the terms hereof.

ARTICLE 26

LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to ninety percent (90%) of the then current value of the Project (as such value is reasonably determined by Landlord). No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Premises. The provisions contained in this Article are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest.

ARTICLE 27

INABILITY TO PERFORM

This Lease and the obligations of a party hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, terrorism, evacuation or any other cause previously, or at such time, beyond the reasonable control or anticipation of such party (collectively, a “Force Majeure”) and such party’s obligations under this Lease shall be forgiven and suspended by any such Force Majeure. In no event shall Force Majeure delay an obligation to pay money.

ARTICLE 28

HAZARDOUS WASTE

(a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(d) below) to be brought, kept or used in or about the Project by any Tenant Responsible Parties. Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys’ fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project. In addition to, and without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by any Tenant Responsible Parties results in any contamination of the Project, then subject to the provisions of Articles 9 and 10 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant’s breach of its obligations pursuant to this Section 28(a), and to charge Tenant, as Additional Rent, for the costs thereof.

(b) Landlord represents that, as of the date of this Lease, Landlord has no knowledge of any Hazardous Materials on the Premises or the Project. Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Environmental Laws (as defined in Section 28(e) below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Project of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Environmental Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Real Property as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new Environmental Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Environmental Laws relating to Hazardous Material on the Project which are paid or incurred by Landlord shall not be at Tenant’s cost unless the cost of such compliance is made the responsibility of Tenant pursuant to Section 28(a) above, in which case such costs will be paid by Tenant and collectible as Additional Rent.

(c) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(d) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of Arizona or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (ii) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), (iii) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601), or (iv) defined as a “Hazardous Substance”, “Hazardous Waste” or “Hazardous Material”, pursuant to the Arizona Hazardous Waste Management Act (§§49-921 et seq., Arizona Revised Statutes), and/or the Arizona Environmental Quality Act (§§ 49-1001 et seq., Arizona Revised Statutes).

(e) As used herein, the term “Environmental Laws” means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Section 28(d) above.

ARTICLE 29

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(a) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(b) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property in the Premises except to the extent Landlord elects by notice to Tenant to exercise its option to have any subleases or subtenancies assigned to it. Tenant shall be responsible for the cost to repair all damage to the Premises resulting from the removal of any of such items from the Premises, provided that Landlord shall have the right to either (I) cause

Tenant to perform said repair work, or (II) if Tenant fails to do so, perform said repair work itself, at Tenant’s expense (with any such costs incurred by Landlord to be reimbursed by Tenant to Landlord within ten (10) business days following written demand therefor from Landlord).

(c) Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease, as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows: first, to the cost and expense of such sale, including reasonable attorneys’ fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

(d) All fixtures, Tenant Improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless such removal is required by Landlord at the time Landlord approves the installation of such fixtures, Tenant Improvements, Alterations and/or appurtenances. Such fixtures, Tenant Improvements, Alterations and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio and television purposes, and any special flooring or ceiling installations.

ARTICLE 30

MISCELLANEOUS

(a) SEVERABILITY: ENTIRE AGREEMENT. ANY PROVISION OF THIS LEASE WHICH SHALL PROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT. THIS LEASE AND THE EXHIBITS AND ANY ADDENDUM ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT’S OCCUPANCY OR USE OF ALL OR ANY PORTION OF THE PROJECT, AND NO PRIOR AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST. THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUTION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTENDED THEREBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(b) Attorneys’ Fees; Waiver of Jury Trial.

(i) If any suit, action, arbitration or other proceeding, including, without limitation, an appellate proceeding, is instituted in connection with any controversy, dispute, default or breach arising out of this Lease, the prevailing or non-defaulting party shall be entitled to recover from the losing or defaulting party all reasonable fees, costs and expenses (including the reasonable fees and expenses of attorneys, paralegals and witnesses) incurred in connection with the prosecution or defense of such proceeding, whether or not the proceeding is prosecuted to a final judgment or determination; provided, however, if there is no clear prevailing party, such fees, costs and expenses shall be borne as determined by the applicable fact finder. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease against Tenant following a bankruptcy by Tenant.

(ii) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees and costs incurred by Landlord in connection with such litigation.

(iii) TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(c) Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(d) Headings; Joint and Several. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(e) Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Project in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord. Notwithstanding the foregoing, Landlord acknowledges that Tenant intends to have an open ceiling in the Premises, and Landlord and Tenant shall cooperate to maintain Tenant’s aesthetic to the extent such ceiling area is used by Landlord for Landlord’s benefit or for the benefit of other tenants of the Building.

(f) NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(g) Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the Project or Common Areas including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

(h) Rules and Regulations. Tenant shall observe faithfully and comply strictly with the rules and regulations (“Rules and Regulations”) attached to this Lease as Exhibit “B” and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for Tenant. Any Rules and Regulations the application of which would conflict with any provisions of this Lease or with any rights granted to Tenant hereunder. Otherwise, Landlord will not apply the Rules and Regulations more strictly as against Tenant as such Rules and Regulations are enforced vis a vis other tenants and occupants, and Landlord will provide Tenant with reasonable advance written notice of any changes in the Rules and Regulations.

(i) Quiet Possession. Upon Tenant’s paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(j) Rent. All payments required to be made hereunder to Landlord shall be deemed to be rent, whether or not described as such.

(k) Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(1) Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant at the Premises or to Landlord, c/o Vulcan Inc., 505 5th Avenue S, Suite 900, Seattle WA, 98104 Attn: Vice President, Real Estate, with a copy to Foster Pepper PLLC, 1111 Third Avenue, Suite 3400, Seattle, WA, 98101 Attn: Joseph E Delaney. Notices shall be deemed to have been given when received after deposit in the U.S. Mail in accordance with the requirements set forth herein or on the date of documented delivery or refusal to accept same if delivered in person or by overnight courier. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

(m) Persistent Delinquencies. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

(n) Right of Landlord to Perform. Except as otherwise provided herein, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate specified in Section 20(e) above from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(o) Access, Changes in Project, Facilities, Name.

(i) Except as otherwise provided herein, every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable. Notwithstanding the foregoing, the Common Areas and the entrance and exit to the Premises and the Project will not be modified, reconfigured or altered in any manner that would materially and adversely affect Tenant’s use of the Premises without Tenant’s prior written consent (which consent may be withheld in Tenant’s sole discretion), nor will any action be taken by Landlord with respect to the Common Areas the effect of which would be to (i) materially interfere with Tenant’s business operation in or diminish the use and enjoyment of the Premises for the purposes intended, or (ii) discriminate between tenants in the Project.

(iii) Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project. Notwithstanding the foregoing, Landlord may not adopt a name for the Project that is not consistent with the operation of a first-class office project.

(p) Signing Authority. If Tenant is a corporation, partnership or limited liability company, Tenant represents and warrants that each individual executing this Lease on behalf of said entity is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of: (A) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord, (B) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (C) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. Landlord represents and warrants that any individual executing this Lease on behalf of Landlord is authorized to do so by requisite action of the appropriate board, partnership, or other entity, as the case may be. Landlord has good and marketable fee simple title to the Project, including the Premises, with full right and authority to grant the estate demised herein and to execute and perform all of the terms and conditions of this Lease.

(q) Identification of Tenant.

(i) If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Section 30(q)(ii) as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(A) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(B) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subparagraph (p) above.

(C) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(D) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(E) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Section 30(q)(ii) or relieve any such new partner of its obligations thereunder).

(r) Intentionally Omitted.

(s) Survival of Obligations. Any obligations of Tenant occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

(t) Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. The parties shall keep such confidential information strictly confidential and shall not disclose such confidential information, except as required by law, to any person or entity other than such party’s financial, legal and space planning consultants and any proposed Transferees.

(u) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Arizona. No conflicts of law rules of any state or country (including, without limitation, Arizona conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than Arizona. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of Arizona, with venue in the county in which the Project is located. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of Arizona in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by Arizona law and consent to the enforcement of any judgment so obtained in the courts of the State of Arizona on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of Arizona were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(v) Office of Foreign Assets Control. Each party hereto represents and warrants to the other that such party is not, and is not acting, directly or indirectly, for or on behalf of, any person or entity named as a “specially designated national and blocked person” (as defined in Presidential Executive Order 13224) on the most current list published by the U.S. Treasury

Department Office of Foreign Assets Control, and that such party is not engaged in this transaction, directly or indirectly, on behalf of, and is not facilitating this transaction, directly or indirectly, on behalf of, any such person or entity. Each party also represents and warrants to the other that neither such party nor its constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including the aforesaid Executive Order and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended. Each party hereby agrees to defend, indemnify and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representations and warranties by the indemnifying party.

(w) Financial Statements. No more often than once per calendar year and within ten (10) days after Tenant’s receipt of Landlord’s written request, Tenant shall provide Landlord with current financial statements of Tenant and financial statements for the two (2) calendar or fiscal years (if Tenant’s fiscal year is other than a calendar year) prior to the current financial statement year. Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Tenant, shall be audited by an independent certified public accountant. Notwithstanding the foregoing, Tenant shall have no obligation to provide financial statements so long as the financial statements of Tenant are available at or at www.llnw.com or at such other website provided by Tenant.

(x) Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

(y) Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

(z) Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

(aa) Non-Discrimination. Tenant herein covenants that Tenant and its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions:

“That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants or vendees in the Premises.”

ARTICLE 31

EXTENSION OPTION

(a) Option Right. Landlord hereby grants the Tenant and named in this Lease or any Affiliate (the “Original Tenant”) one (1) option (“Option”) to extend the Term for the entire Premises for a period of five (5) years (“Option Term” and together with the Initial Term, the “Term”), which Option shall be exercisable only by written notice delivered by Tenant to Landlord as set forth below. The rights contained in this Article 31 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant occupies at least seventy percent (70%) of the Premises as of the date of Tenant’s Acceptance (as defined in Section 31(c) below).

(b) Option Rent. The rent payable by Tenant during the Option Term (“Option Rent”) shall be equal to the “Market Rent” (defined below), but in no event shall the Option Rent be less than Tenant is paying under the Lease on the month immediately preceding the Option Term for Basic Rental, including all escalations, Direct Costs, additional rent and other charges. “Market Rent” shall mean the applicable Basic Rental, including all escalations, Direct Costs, additional rent and other charges at which tenants, as of the commencement of the Option Term, are entering into leases for non-sublease space which is not encumbered by expansion rights and which is comparable in size, location and quality to the Premises in renewal transactions for a term comparable to the Option Term which comparable space is located in the Project and in office buildings comparable to the Project in age, size, location and quality, in Tempe, Arizona, taking into consideration the value of the existing improvements in the Premises to Tenant, as compared to the value of the existing improvements in such comparable space, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant.

(c) Exercise of Option. The Option shall be exercised by Tenant upon written notice to Landlord no later than three hundred sixty-five (365) days prior to the expiration of the initial Term of this Lease. Landlord shall notify Tenant in writing of Landlord’s determination of the Market Rate within thirty (30) days following receipt of Tenant’s notice. If, within fifteen (15) days after receipt of such market rate notice, Tenant fails to notify Landlord in writing of Tenant’s objections to Landlord’s proposed Market Rent, Tenant shall be deemed to have accepted Landlord’s Market Rent and Landlord will prepare an appropriate amendment to the Lease. If, within the 15-day period, Tenant notifies Landlord in writing of its objections to Landlord’s proposed Market Rent, the parties agree to negotiate their differences in good faith within thirty (30) days following Tenant’s notice of objections to Landlord. If the parties fail to agree on a Market Rent within the 30-day period, Tenant shall have ten (10) days thereafter within which to withdraw its notice or to notify Landlord of its desire to arbitrate the Market Rent. If Tenant fails to notify Landlord of its election within the ten (10) day period, Tenant shall be deemed to have elected to arbitrate as of the last day of the 10 day period, and the determination of Market Rent shall be settled by arbitration in accordance with the provisions of (d) below.

(d) Appraisal. In the event of a continuing dispute concerning Market Rent, Tenant and Landlord shall each appoint a local appraiser who is a member of the American Institute of Real Estate Appraisers, or if it shall not then be in existence, a member of the most nearly comparable organization, and who has a minimum of five (5) years experience in the Phoenix, Arizona commercial office leasing market, who is licensed by the State of Arizona and who is not affiliated with either party or involved in an active transaction in which either party is also involved. Each party shall notify the other as to the name and address of the appraiser selected within ten (10) days after the arbitration election date. Each appraiser shall, during the next five (5) days, calculate the Market Rent and notify both parties of said determination of Market Rent. If the two appraisers agree upon a Market Rent, such determination shall be final and binding on the parties. If the difference between the rate calculated by each appraiser is $0.20 per rentable square foot or less, the parties may mutually agree to elect to average the rates calculated by the two appraisers, such option to be exercised by written notice from each party to the other party and to the appraisers within five (5) days after receipt of notice by the appraisers of their Market Rent calculations. If both parties do not elect to average, the rates calculated by the two appraisers will not be so averaged. If Landlord and Tenant agree to such an averaging, the resulting figure shall be the agreed upon Market Rent. If Landlord and Tenant fail to agree to such an averaging within the 5-day notice period, the two appraisers shall select a third appraiser, who shall satisfy the same professional qualification requirements set forth above, and the appraisers will then notify Landlord and Tenant of such appraiser’s name, address and selection within five (5) days following the failure of the parties to agree upon an averaged rate. The third appraiser will select one or the other of the two calculations of Market Rent submitted by the other two appraisers and will notify the parties and the appraisers within ten (10) days of being selected to make the Market Rent determination. The determination of the third appraiser shall be final and binding on Landlord and Tenant.

ARTICLE 32

SIGNAGE

Commencing on the Commencement Date and continuing throughout the Lease Term, and provided Tenant is not in default hereunder, Tenant shall have the right, at Tenant’s sole cost and expense, subject to the Tenant Allowance, to install (i) a building top sign permitted by Applicable Laws (which sign shall be located on the north half of the east face of the Building immediately below the rooftop, in the location and size as depicted on Exhibit “F”), and (ii) a ground level sign at the main entry of the Project as depicted on Exhibit “F”, and (iii) building directory and suite entry signage (collectively, “Tenant’s Signage”). No other sign may be located on the north half of the east face of the Building. Tenant’s Signage shall be subject to Landlord’s reasonable approval as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Project and the Project’s signage program and shall be further subject to all Applicable Laws (including, without limitation, any comprehensive sign plan) and Tenant’s receipt of all permits and other governmental approvals and any applicable covenants, conditions and restrictions. Tenant’s Signage shall be personal to the Original Tenant and may not be assigned to any assignee or sublessee, or any other person or entity, except as provided in Article 15 above. Tenant shall lose its sign rights if it no longer occupies at least fifty percent (50%) of the original Premises. Landlord has the right, but not the obligation, to oversee the installation of Tenant’s Signage. The cost to maintain and operate, if any, Tenant’s Signage shall be paid for by Tenant, subject to the Tenant Allowance, and, if applicable, Tenant shall be separately metered for such expense (the cost of separately metering any utility usage shall also be paid for by Tenant). Upon the expiration of the Term, or other earlier termination of this Lease, or loss of its sign rights, Tenant shall be responsible for any and all costs associated with the removal of Tenant’s Signage, including, but not limited to, the cost to repair and restore the Project to its original condition.

ARTICLE 33

EXPANSION RIGHTS

(a) Right of First Refusal.

(i) Grant. Commencing after Landlord’s original lease up of the Project, Landlord grants Tenant a right of first offer (“Right of First Offer”) to lease any space on the sixth floor in the Project, that is vacated and thereafter becomes available for rent during the Term of this Lease, subject to the terms of this Article 33 (any such space being referred to herein as the “Expansion Space”). The Right of First Offer shall be null and void in the event Tenant is in default under this Lease, as of the date or any time after Tenant tenders to Landlord the Acceptance (as hereinafter defined). If any Expansion Space becomes available for lease at any time during the Term of this Lease, then, Landlord shall give written notice thereof (the “Offer Notice”) to Tenant, which shall provide for the Rent and other terms and conditions that are acceptable to Landlord for the Expansion Space.

(ii) Tenant’s Acceptance. Tenant shall have fifteen (15) business days after receipt of the Offer Notice from Landlord to advise Landlord of Tenant’s election (the “Acceptance”) to lease the Expansion Space on the same terms and conditions as Landlord has specified in its Offer Notice. If the Acceptance is so given, then Landlord and Tenant shall promptly negotiate and sign an amendment to this Lease, adding the Expansion Space to the Premises and incorporating all of the terms and conditions originally contained in Landlord’s Offer Notice.

(iii) Failure to Accept Extinguishes Rights. If Tenant does not tender the Acceptance, then Landlord may lease the Expansion Space to any third party it chooses without liability to Tenant, on economic terms and conditions at least 90% as favorable to Landlord as those specified in Landlord’s Offer Notice, and Tenant’s option to expand into that Expansion Space not accepted or deemed to be not accepted by Tenant shall be null and void thereafter, except in the event such Expansion Space again is vacated and thereafter becomes available for rent during the Term of this Lease, in which case Tenant shall again have a Right of First Offer with respect to such space. If Landlord agrees to lease the Expansion Space to another tenant on terms less than 90% as favorable to Landlord than those specified in Landlord’s Offer Notice, Tenant must first be offered the Expansion Space on the more favorable terms before such Expansion Space may be leased to the other tenant; provided that, in this situation, Tenant will make its election within three (3) business days of receipt of Landlord’s notice of more favorable terms.

(b) General Terms. The rights set forth in this Article are personal to the original Tenant signing the Lease and any Affiliate, and shall be null, void and of no further force or effect as of the date that Tenant assigns the Lease to any non-Affiliate entity. In addition, Tenant’s election either to exercise or not to exercise its Right of First Offer as to particular offered space shall not terminate such continuing right to lease as to other space which may become available within the Project.

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

“LANDLORD”	By: GATEWAY TEMPE GATEWAY LLC, a
Washington limited liability company

	By:	ARIZONA INVESTORS LLC
a Washington limited liability company
Its: Manager

By:
			Its:	Vice President

“TENANT”	LIMELIGHT NETWORKS, INC.

	By:	/s/ Douglas S. Lindroth
	Print Name:	Douglas S. Lindroth
	Title:	CFO

EXHIBIT “A”

PREMISES

This Exhibit “A” is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

EXHIBIT “A-1”

PROJECT LEGAL DESCRIPTION

PARCEL NO. 1:

LOT 1, OF TEMPE GATEWAY, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY, RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 1004, PAGE 26.

PARCEL NO. 2:

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS, AND EGRESS FOR EMERGENCY ACCESS, VEHICULAR PARKING, UTILITIES, CONSTRUCTION AS MORE PARTICULARLY DESCRIBED IN THE DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR TEMPE GATEWAY, RECORDED FEBRUARY 29, 2008 AS 2008-181770 OF OFFICIAL RECORDS.

PARCEL NO. 3:

NON-EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS AND PARKING AS MORE PARTICULARLY DESCRIBED IN RECIPROCAL EASEMENT AGREEMENT RECORDED APRIL 30, 2009 AS 2009-386761 OF OFFICIAL RECORDS.

EXHIBIT “A-1”

EXHIBIT “B”

RULES AND REGULATIONS

1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Project or so as to be visible from outside the Premises or Project without Landlord’s prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

2. Tenant shall not obtain for use on the Premises ice, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises. Under no circumstances is trash to be stored in the corridors. Notice must be given to Landlord for any large deliveries. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Project only at times and in the manner designated by Landlord, and always at Tenant’s sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Project by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant’s expense. Tenant shall not take or permit to be taken in or out of entrances or passenger elevators of the Project, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all waste that is at any time being taken from the Premises directly to the areas designated for disposal.

4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises. Tenant shall not place typed, handwritten or computer generated signs in the corridors or any other Common Areas. Should there be a need for signage additional to the Project standard tenant placard, a written request shall be made to Landlord to obtain approval prior to any installation. All costs for said signage shall be Tenant’s responsibility.

6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Project. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Project, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto, which consent shall not be unreasonably withheld. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Project or a nuisance to other tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant, at Tenant’s cost, upon Landlord’s written notice of such determination and demand for removal thereof.

EXHIBIT “B”

7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves. Tenant shall participate in reasonable recycling programs undertaken by Landlord as part of Landlord’s sustainability practices including, without limitation, the sorting and separation of its trash and recycling into such categories as required by such sustainability practices.

11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises. The foregoing notwithstanding, Tenant shall have the right to use a microwave and to heat microwavable items typically heated in an office. No hot plates, toasters, toaster ovens or similar open element cooking apparatus shall be permitted in the Premises.

14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Project must be of a quality, type, design and bulb color approved in advance by Landlord.

15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys and key cards of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant shall

EXHIBIT “B”

not key or re-key any locks. All locks shall be keyed by Landlord’s locksmith only. Landlord shall not unreasonably withhold its consent to a card key system to be installed by Tenant provided such system is compatible with the building security system.

16. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

17. Landlord reserves the right to control access to the Project by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and Building Holidays and may at all times control access to the equipment areas of the Project outside the Premises. Each tenant shall be responsible for all persons for whom it requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules and charges pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom. Landlord may also establish from time to time reasonable rules and charges for accessing the equipment areas of the Project, including the risers, rooftops and telephone closets. Notwithstanding the foregoing, Tenant’s employees shall have access to the Premises 24 hours a day, seven days a week subject to reasonable security procedures.

18. Any person employed by any tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Office of the Project or its designated representative such as security personnel (but not as an agent or servant of Landlord, and the Tenant shall be responsible for all acts of such persons).

19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress. Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of “fire wardens” developed by Landlord for the Project, or required by law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

20. The requirements of tenants will be attended to only upon application to the Office of the Project.

21. Canvassing, soliciting and peddling in the Project are prohibited and each tenant shall cooperate to prevent the same.

22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

23. No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air-conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

24. There shall not be used in any space, or in the public halls of the Project, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to charge Tenant for the cost of the additional electricity consumed and the installation of a separate meter or sub-meter for the Premises, in accordance with the Lease.

EXHIBIT “B”

26. Parking.

(a) Project parking facility hours shall be 6:00 a.m. to 6:00 p.m., Monday through Friday (“Parking Hours”). Parking outside of Parking Hours will be available twenty-four hours per day and shall be available on a first-come, first-served basis, and, for those entering the garage outside of Parking Hours, will be charged to Tenant, to the extent charged to Landlord, in accordance with the Parking Use License and Operating Agreement (“Parking Agreement”) affecting the parking facility; provided, however, that Tenant shall have the right to use 35 stalls during the Licensee Use Period under such Parking Agreement at no additional cost to Tenant. Any such charges are Additional Rent under the Lease.

(b) Automobiles must be parked entirely within the stall lines on the floor.

(c) All directional signs and arrows must be observed.

(d) The speed limit shall be 5 miles per hour.

(e) Parking is prohibited in areas not striped for parking.

(f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card. 256 cards will be initially issued to Tenant at no charge.

(f) The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use the parking facilities.

(g) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

(h) Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the Project parking facility, and any violation of the rules shall subject the automobile to removal from the Project parking facility at the parker’s expense. In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

(i) Project parking facility managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

(j) All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

(k) Loss or theft of parking identification devices from automobiles must be reported to the Project parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.

(1) The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

(m) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal ordinances, laws or agreements.

(n) Tenant agrees to acquaint all employees with these Rules and Regulations.

EXHIBIT “B”

(o) No vehicle shall be stored in the Project parking facility for a period of more than one (1) week.

27. The Project is a non-smoking Project. Smoking or carrying lighted cigars or cigarettes in the Premises or the Project, including the elevators in the Project, is prohibited.

28. Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s absolute discretion), allow any employee or agent to carry and type of gun or other firearm in or about any of the Premises or Project.

EXHIBIT “B”

EXHIBIT “C”

NOTICE OF TERM DATES

AND TENANT’S PROPORTIONATE SHARE

TO:	DATE:

RE:	Lease dated , 20 , between
(“Landlord”), and
(“Tenant”), concerning Suite , located at
.

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2. That the Tenant has taken possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of                      for a term of                                          ending on                                         .

3. That in accordance with the Lease, Basic Rental commenced to accrue on                                         .

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made payable to                                          at                                                                                       .

6. The exact number of rentable square feet within the Premises is                  square feet.

7. Tenant’s Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is                 %.

AGREED AND ACCEPTED:

TENANT:

,

a

By:
Its:

EXHIBIT “C”

EXHIBIT “D”

WORK LETTER

EXHIBIT “D”

WORK LETTER AGREEMENT

LANDLORD:	GATEWAY TEMPE LLC, a Washington limited liability company

TENANT:	LIMELIGHT NETWORKS, INC., a Delaware corporation

DATE:	_________________

RECITALS

A. Concurrently with the execution of this Work Letter Agreement (the “Work Letter”), Landlord and Tenant have entered into a Standard Office Lease (the “Lease”) covering certain leased premises (the “Premises”) in the building known as Tempe Gateway and located at 222 South Mill Avenue, Tempe, Arizona (the “Building”), as more particularly described in the Lease.

B. To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of the Lease apply hereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

AGREEMENT

1. Base Building. Landlord confirms that it has received no notice of violation with respect to the compliance of the Building with (i) all applicable laws, rules, regulations, ordinances, governmental and quasi-governmental laws and local codes including, without limitation, O.S.H.A. rules and regulations, the Americans with Disabilities Act (“ADA”) and/or any comparable state or local statutes or regulations (“Applicable Laws”); and (ii) all private covenants, conditions and restrictions affecting the Building (“Deed Restrictions”), if any. The Base Building includes all base, shell and core improvements, and all improvements to the common areas of the Building as more specifically set forth in Schedule 1 to this Work Letter (the “Base Building”).

2. Tenant Improvements. “Tenant Improvements” shall include all work to be done within the Premises including the ceiling grid, HVAC duct work, VAV boxes and distribution system, partitioning, interior doors, floor covering and finishes, reflective ceiling, lighting fixtures, electrical outlets and switches, telephone outlets, plumbing fixtures, paint and wall coverings, window coverings, shelving and other millwork and locations for computer equipment, modifications to, and extensions of, the fire and life safety systems, and all work related to such items, including the preparation of any plans related thereto. Tenant Improvements shall not include anything that is a part of the Base Building as set forth in Schedule 1 to this Work Letter. Landlord will construct the Tenant Improvements in accordance with all Applicable Laws and Deed Restrictions, if any, and in accordance with the Tenant Improvement Plans as defined in Paragraph 4 below. Landlord will provide the Tenant Allowance described in Paragraph 8 below. All Tenant Improvements will be done to the standards and using the materials and finishes set forth in the Tenant Improvement Plans.

3. Parties’ Responsibilities.

(a) Landlord’s Responsibilities. Landlord will make any necessary modifications to the Base Building so that it is in compliance with Applicable Laws, Deed Restrictions and Schedule 1 at Landlord’s sole cost. Landlord will construct the Tenant Improvements at Landlord’s cost up to the Tenant Allowance, and at Tenant’s sole cost above the Tenant Allowance. Landlord has previously provided Tenant with all information, documents and plans (including plans and construction drawings, including as-built plans and record drawings in CAD format for the Base Building) for Tenant’s architect to use in preparing space plans and working drawings. Landlord will be responsible for the review and approval of all plans and construction drawings for the Tenant Improvements as provided in Paragraph 4 below. Upon approval of such plans by both parties, Landlord will be responsible for ensuring that all of the work done to construct and prepare the Premises shall be done in a good and workmanlike manner in compliance with all Applicable Laws and Deed Restrictions (if any), and in accordance with all approved plans and construction schedules. Landlord shall supervise the completion of all such work and shall use its commercially reasonable efforts to secure completion of all work in a timely manner so that Tenant is able to occupy the Premises within two hundred fifty-five (255) days after the date hereof (subject to extension as provided herein).

(b) Tenant’s Responsibilities. Tenant shall be responsible for the preparation and approval of preliminary space plans and specifications for the Tenant Improvements in sufficient detail so as to enable Landlord to estimate the cost of constructing the Tenant Improvements (“Space Plans”), and Tenant shall be responsible for the preparation and approval of the final construction drawings and specifications for the Tenant Improvements (“Working Drawings”). Tenant shall cause such Working Drawings to be prepared and delivered to Landlord within seventy-five (75) days after the date hereof, subject to tolling as described below. Tenant shall also be responsible for the timely review and approval of the Tenant Improvement Plans as described in Paragraph 4 below, for the payment of any Tenant approved charges in excess of the Tenant Allowance.

(c) Mutual Cooperation. The parties agree to work together in good faith and to cooperate reasonably with one another so as to facilitate the completion of the Tenant Improvements in accordance with the terms of this Work Letter.

4. Tenant Improvement Plans.

(a) Within a reasonable time following execution of the Lease, Tenant’s architect shall prepare Space Plans for the Premises and, after approval by Tenant, said Space Plans shall be submitted to Landlord for approval, which approval shall not be unreasonably withheld, conditioned, or delayed. If Landlord desires modifications to the Space Plans, Landlord shall notify Tenant in writing within ten (10) business days following its receipt thereof, the parties shall promptly confer to reach agreement on the Space Plans. Tenant’s 75 day period for submission of the Working Drawings shall be tolled during Landlord’s period of review of the Space Plans. If Landlord fails to notify Tenant of any objections to the Space Plans within the 10 business day period, Tenant may deliver a notice to Landlord requesting a response to Tenant’s Space Plans. If Landlord fails to respond to that notice within three (3) business days, Landlord shall be deemed to have approved said Space Plans. Within fifteen (15) days after approval or deemed approval of the Space Plans by both parties, Landlord shall provide Tenant with a reasonably detailed breakdown of Landlord’s estimate of the total costs to design and construct the Tenant Improvements (“Landlord’s Cost Estimate”). If Tenant shall disapprove of Landlord’s Cost Estimate within five (5) business days after receipt of the same, Tenant shall revise the Space Plans to decrease the cost of the work, and shall resubmit the same to Landlord for review and approval in accordance with the process set forth above. Any time that any such re-submittals and approvals shall take shall be considered Tenant Delay. Tenant shall not be entitled to revise its Space Plans more than four (4) times in response to a Landlord’s Cost Estimate, If Tenant fails to timely reject Landlord’s Cost Estimate, Tenant’s approval shall be deemed granted.

(b) Within a reasonable time after Tenant’s approval or deemed approval of Landlord’s Cost Estimate, Tenant shall cause its architect to prepare permit-ready final Working Drawings (which shall be consistent with the approved Space Plans), shall review and approve such Working Drawings, and within 75 days after execution of this Lease (subject to tolling for the time Landlord takes to review Space Plans) shall submit the same to Landlord for approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Any delays caused by changes to the Working Plans that are not materially consistent with the Space Plans shall be treated as Tenant Delay. If Landlord requests modifications to the Working Drawings, Landlord shall notify Tenant in writing within ten (10) business days of Landlord’s receipt of said drawings from Tenant. If Tenant objects to any modifications requested by Landlord to the Working Drawings, the parties shall promptly confer to resolve all issues related thereto. If Landlord fails to notify Tenant of any modifications within the 10-business day period, Tenant may deliver a notice to Landlord requesting a response to Tenant’s Working Drawings. If Landlord fails to respond to that notice within three (3) business days, Landlord shall be deemed to have approved said Working Drawings. Once approved by both parties, the Working Drawings and the Space Plans shall be referred to collectively herein as the “Tenant Improvement Plans.” Tenant shall cause the Tenant Improvement Plans to be in compliance with Applicable Laws.

(c) Once approved by both parties, the Tenant Improvement Plans shall not be changed without Landlord’s and Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant may revise the Tenant Improvement Plans in an effort to reduce Landlord’s Cost Estimate, which revisions are subject to Landlord’s reasonable approval. Tenant acknowledges and agrees that any delays caused by Working Drawings that are inconsistent with the Space Plans, or by revisions to the Tenant Improvement Plans submitted by Tenant constitute a Tenant Delay.

(d) Landlord shall provide Tenant with a draft schedule (the “Work Schedule”) setting forth the various items of Landlord’s Work and duration of each task; such schedule shall be a commercially reasonable estimate of the time periods for the items of

Landlord’s Work. Landlord anticipates the time period for bidding and permitting of Landlord’s Work shall be sixty (60) days. Landlord anticipates that the time period for construction shall be one hundred twenty (120) days. Upon approval by Tenant and Landlord, the Work Schedule shall become the basis for completing the Landlord’s Work. Failure by Tenant to approve or disapprove the Work Schedule within five (5) working days following the date of initial submittal by Landlord shall be deemed approval thereof. Such approved Work Schedule shall be part of the bid package that Landlord submits to general contractors. The time period for construction in the Work Schedule shall not be less than one hundred twenty (120) days, unless agreed to by Tenant.

5. Bidding the Job.

(a) Within twenty (20) days following approval of the Tenant Improvement Plans by both parties, Landlord shall secure a minimum of three (3) independent bids from general contractors qualified to handle the construction of a project of this scope and complexity who can satisfy the following qualifications, or are otherwise mutually satisfactory to Landlord and Tenant: (i) the contractor shall be a contractor who has successfully completed work of a similar nature and complexity on three (3) or more other comparable projects within the last five (5) years; (ii) the contractor shall be capable of securing bonding and insurance for the potential contract; (iii) and (iv) the contractor shall have been in the business of performing general contractor services for a minimum of five (5) years within the metropolitan area in which the Building is located. Each of the independent bids must meet the time periods in the Work Schedule.

(b) Landlord shall promptly provide copies of all the bids from the contractors satisfying the deadlines set for the in the approved Work Schedule to Tenant. If the price of the lowest qualifying bid received exceeds Landlord’s Cost Estimate by ten percent (10%) or more, Tenant may cause the Tenant Improvement Plans to be revised in accordance with the process set forth in Paragraphs 4(a) and (b) above in an effort to reduce the cost of the Tenant Improvements, in which case Landlord shall resubmit the revised Tenant Improvement Plans to bid in the manner set forth in Paragraph 5(a) above; the time periods for such process shall be Tenant Delay. If Tenant fails to request revision to the Tenant Improvement Plans within five (5) business days after receipt of the last of the three (3) bids, or fails to otherwise notify Landlord within such five (5) business day period, Tenant shall be deemed to have approved the lowest bid; provided that if the scope of work associated with the lowest bid does not accurately reflect the Tenant Improvement Plans, the next lowest bid will be deemed approved. In the event the approved bid exceeds the Tenant Allowance, Tenant shall deposit the difference with Landlord within ten (10) days.

(c) Following the receipt of bids or revised bids, as applicable, and if a contractor has not been deemed approved pursuant to Paragraph 5(b) above, Landlord and Tenant jointly shall select the contractor (“Contractor”) to construct the Tenant Improvements.

6. Intentionally deleted.

7. Construction.

(a) Process and Schedule. As soon as reasonably practicable after the selection of the Contractor, and with full cooperation of Tenant’s architect, Landlord shall cause all necessary permits to be secured, and shall cause the Contractor to promptly commence and to complete construction in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of the Tenant Improvements and any necessary modifications to the Base Building and shall use its best efforts to ensure that the Premises are substantially completed (as provided in Paragraph 9 below) within two hundred fifty-five (255) days after the date hereof (subject to extension as provided herein). All work shall be done in a good and workmanlike manner using quality materials and finishes as specified in the Tenant Improvement Plans.

(b) Construction Standards. The Tenant Improvements shall substantially comply with the following: (i) Applicable Laws, as each may apply according to the rulings of the controlling public official, agent or other authority; (ii) building material manufacturer’s specifications; and (iii) the Tenant Improvement Plans. Landlord shall obtain and pay for all necessary licenses, permits and certificates of occupancy required for the work to construct the Tenant Improvements, which amount shall be deducted from the Tenant Allowance.

(c) Warranties. The Contractor shall warrant that the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. The construction contracts entered into by Landlord in connection with this Work Letter shall provide that each contractor and each subcontractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after substantial completion of the work performed by such contractor or subcontractors and Tenant shall be a third party beneficiary of such warranties.

8. Payment for Tenant Improvements.

(a) Landlord will provide to Tenant an allowance of Forty Dollars ($40.00) per usable square foot of the Premises (“Tenant Allowance”). Landlord and Tenant agree that the usable square foot area of the Premises is 59,038 square feet as previously measured in accordance with the “American National Standard ASNI/BOMA Z65.1-2010: Standard Method for Measuring Floor Area in Office Buildings” issued by the Building Owners and Managers Association International (“BOMA Standard”).

(b) Except as provided otherwise herein, the cost of constructing the Tenant Improvements, project management on behalf of Tenant, preparing the Space Plans and Working Drawings, Tenant’s signage permitted under the Lease, built-in furniture, cabinetry and other millwork and any communications infrastructure shall be charged against the Tenant Allowance.

(c) In the event that Tenant shall request any changes or substitutions to the Tenant Improvements after the Tenant Improvement Plans have been prepared and the Contractor’s bid for the Tenant Improvements has been accepted, any additional costs which cause the Tenant Improvements to exceed the Tenant Allowance shall be paid by Tenant, provided that Tenant approves such additional costs in writing before the work is done. If Tenant does not approve such additional costs in a timely manner, the change or substitution will not be performed.

(d) If the costs described in Paragraph 8(b) above are less than $37.50 per usable square foot in the Premises, the difference between the Tenant Allowance and such costs shall be split evenly between Landlord and Tenant. If the costs described in Paragraph 8(b) are between $37.51 and $39.99 per usable square foot, the difference between the Tenant Allowance and such costs shall belong entirely to Landlord.

(e) If the costs described in Paragraph 8(b) above are greater than $40.00 per usable square foot in the Premises, the difference between the Tenant Allowance and such costs shall be paid by Tenant. Such payment shall be made from the Tenant deposit (if any) made pursuant to Paragraph 5(b). If such deposit is insufficient (or no such deposit has been made), Tenant shall pay any amounts due within 10 days after invoice.

9. Completion/Punch-List. The Premises shall not be considered substantially complete until the Tenant Improvements have been completed in accordance with the Tenant Improvement Plans subject only to the completion of minor punch-list items that will not, in any material way, interfere with Tenant’s use and occupancy of the Premises for Tenant’s permitted use under the Lease. Upon substantial completion of the Tenant Improvements, Landlord shall notify Tenant in writing and, within ten (10) business days of Tenant’s receipt of such notice, Landlord and Tenant shall conduct a “walk through” inspection of the Premises and prepare a punch-list of known or apparent deficiencies or incomplete work required to be corrected or completed by Landlord pursuant to the Tenant Improvement Plans. Landlord shall cause all punch-list items to be repaired or completed at no cost to Tenant, as soon as possible, but in no event later than thirty (30) days following the walk through inspection. If Landlord fails to complete any of the punch-list items within such 30-day period, then Tenant, after giving ten (10) business days written notice to Landlord, shall have the right, but not the obligation, to cause such unfinished punch-list items to be completed and Landlord shall reimburse Tenant’s reasonable costs associated with such items. Latent or hidden defects in the Tenant Improvements shall be brought to Landlord’s attention promptly upon Tenant’s becoming aware of such defects. Landlord, at Landlord’s sole cost and expense, shall promptly cause such defects to be repaired following receipt of notice thereof, to the extent the same are covered by construction warranty, and Tenant shall have the same rights with respect thereto as set forth herein for all other punch-list items.

10. Representatives and Notices. Landlord and Tenant each appoint the following individuals to act as their respective representatives in all matters covered by this Work Letter:

Tenant’s Representative:	Nicola Possas
DAVIS
60 E. Rio Salado Parkway, Suite 118
Tempe, AZ 85281
480.638.1100 Office
480.638.1330 Direct Phone

Landlord’s Representative:	Steve Hissong
c/o Vulcan Inc.
505 5th Avenue S, Suite 900
Seattle WA, 98104
Phone No. 206.342.2000
Fax No. 206-342-3000

All inquiries, requests, instructions and authorizations and other communications with respect to the matters covered by this Work Letter will be submitted to the Landlord’s Representative or Tenant’s Representative, as the case may be. Each party may change its representative under this Work Letter at any time upon three (3) days prior written notice to the other party. Notices will be given in accordance with the notice provisions set forth in the Lease.

11. Intentionally deleted.

12. Default. Any default under this Work Letter shall be considered a default under the Lease entitling the parties to the remedies set forth therein.

13. Miscellaneous.

(a) Landlord and the Contractor shall allow Tenant and/or Tenant’s agents access to the Premises prior to the substantial completion of the Premises for the purpose of Tenant and/or Tenant’s agents installing furniture, equipment or fixtures (including Tenant’s data and telephone equipment and related cabling) in the Premises, and for other activities related to Tenant’s preparation for occupying the Premises so long as Tenant and/or Tenant’s agents do not unreasonably interfere with the work to be performed by Landlord or the Contractor in the Building and the Premises.

(b) During the period of construction of the Tenant Improvements and Tenant’s move into the Premises, Tenant and Tenant’s agents shall not be charged, directly or indirectly, for parking, restrooms, HVAC usage, electricity, water, elevator usage, loading dock usage, freight elevator usage, security, or similar services.

(c) Immediately prior to the delivery of the Premises to Tenant, Landlord shall remove all rubbish and debris therefrom and shall deliver the same to Tenant in broom-clean condition.

IN WITNESS WHEREOF, this Work Letter is executed as of the date first above written.

LIMELIGHT NETWORKS, INC., a Delaware corporation

By:
Its:	CFO

“Tenant”

GATEWAY TEMPE LLC, a Washington limited liability company

By:	Arizona Investors LLC, its Manager

By:
Its:	Vice President

“Landlord”

SCHEDULE 1

Landlord at its sole cost and expense shall include as part of the building shell all necessary elements and fees as part of the shell development:

1.	Complete site improvements, including, without limitation, trash enclosures, parking, landscaping, site grading, drainage and compaction, driveways, fire lanes, site utilities extended into the building, site signage and monument sign, site lighting, sidewalks, and any and all requirements necessary to comply with Applicable Laws, including, without limitation, all ADA requirements.

2.	Complete construction of the shell building, including, without limitation, the following:

(a)	Complete structural system, including concrete floors at and above grade;

(b)	Complete exterior building skin and roofing;

(c)	Complete fireproofing system(s);

(d)	Complete automatic fire sprinkler system, if required by code;

(e)	Complete operational stairs and elevators in all multi-story buildings;

(f)	Complete, fully operational, properly sized toilet rooms;

(g)	All common areas for shared use by other tenants as well as Tenant, including, without limitation, lobbies, janitorial, electrical and mechanical spaces, corridors, etc;

(h)	Building security system;

(i)	Emergency lighting in common areas, electrical and communication systems for elevators;

(j)	Fire alarm system as required by code;

(k)	Electric drinking fountains;

(I)	Complete exterior window glass system;

(m)	Complete exterior wall and roof insulation system;

(n)	Complete roof drain and overflow system;

(o)	Stairs, doors and all components of the egress system meeting or exceeding current requirements of all applicable ordinances and codes, or made to comply with Tenant’s space plan, at Landlord’s sole expense;

(p)	Complete ADA compliance in common areas;

(q)	Base building should accommodate a ceiling height of 9’-0” A.F.F.

3.	All agency or jurisdictional costs for permits and fees, including any use permits, variances, building plan check and permit fees, development fees, taxes, utility hook-up costs and fees, including submittal and coordination required to obtain approvals.

4.	All architectural, engineering fees and costs, including soils engineering, civil surveys, offsite engineering, landscape architecture, traffic engineering, legal costs associated with permitting and all building design engineering such as mechanical, structural and electrical engineering. Expense costs, including travel and printing associated with obtaining permits and approvals.

5.	Base Building will also include the following services, matters and improvements to the Premises as a part of Landlord’s shell construction cost:

(a)	Electrical: All electrical power and hook-ups necessary to operate the lighting and HVAC systems with a 200 amp 120/208, 42 breaker panel for each 10,000 square foot net rentable area (or portion thereof).

(b)	Heating, Ventilation and Air Conditioning (HVAC): Complete operating system installed that will provide proper zoning of spaces to create a comfortable environment for the occupants. The HVAC system shall provide code minimum fresh air make-up and be able to maintain the space between 70 degrees Fahrenheit and 72 degrees Fahrenheit year around. System design should permit operation at a minimum energy level and within the parameters defined by the “Comfort Chart” shown in the latest edition of ASHRAE Standard 55, “Thermal Environmental Conditions for Human Occupancy.”

6.	Hazardous Materials. The Base Building shall be free of all Hazardous Materials when delivered for occupancy. “Hazardous Materials” shall mean any material, waste, substance, pollutant or contaminant which could pose a risk of injury or threat to health or the environment.

EXHIBIT “E”

COVERED RESERVED PARKING SPACES

The Tenant reserve stall locations on this Exhibit E are subject to approval under the Deed Restrictions by the owner of the adjoining property. Landlord is seeking approval from such owner. If Landlord does not obtain approval for all of the Tenant reserve stalls located on L-1, for each level L-1 Tenant reserve stall not approved, Tenant shall have the right to select an alternate reserve stall from all the reserve stalls approved by the adjoining property owner. If Landlord does not obtain approval for any of the Tenant reserve stalls located on levels other than L-1, Landlord shall select alternate reserve stalls from those approved by the adjoining property owner, which stalls shall be comparable to those stalls currently designated on this Exhibit E, such that Tenant shall have 50 total reserve stalls.

EXHIBIT “E”

EXHIBIT E

N
N.T.S.
SUBJECT PROPERTY
PROPERTY LINE
PARKING STRUCTURE ENCROACHMENT EASEMENT PER DOC. NO. 2008-0181770, M.C.R.
Limelight reserved stalls: 92 thru 103
Total: 12
PROPERTY LINE
REGISTERED LAND SURVEYOR
CERTIFICATE NO.
33315
JASON R. KACK
ARIZONA, U.S.A.
Expires 03/31/2011
TOTAL # OF SPACES THIS LEVEL = 197
M:\Field_Data\00 LDD_DATA\09112 Tempe Gateway\dwg\09112_PARKING.dwg - 11/13/09

27 YEARS OF EXCELLENCE DEI Professional Services, L.L.C.	DEI Professional Services LLC 6225 N. 24th St., Ste. 200 Phoenix, AZ 85016 Phone: (602)954-0038 Fax: (602)944-8605	LOT 1 OF TEMPE GATEWAY PARKING EXHIBIT - B1 TEMPE, ARIZONA	EXHIBIT A
		DATE: 11/11/09 SCALE: N.T.S. PROJ. NO: 09112 CAD FILE: SEE RIGHT	1 of 6

N
N.T.S.
REGISTERED LAND SURVEYOR
CERTIFICATE NO. 33315
JASON R. KACK
Date Signed 11/13/09
ARIZONA, U.S.A.
Expires 03/31/2011
SUBJECT PROPERTY
HC1 HC2 HC3 HC4
HC5 HC6 HC7 HC8 HC9 HC10
PROPERTY LINE
PARKING STRUCTURE ENCROACHMENT EASEMENT PER DOC. NO. 2008-0181770, M.C.R.
Limelight reserved stalls: 32 thru 38 and 62 thru 74
Total: 20
L1-L2 RAMP
* RAMP SPACE COUNT
PROPERTY LINE
L1-L2 RAMP
* SEE RAMP SPACE COUNT LEFT
M:\Field_Data\00 LDD_DATA\09112 Tempe Gateway\dwg\09112_PARKING.dwg - 11/13/09

TOTAL # OF SPACES THIS LEVEL = 158
OF WHICH 10 ARE HANDICAP SPACES

1982–2009 27 YEARS OF EXCELLENCE DEI Professional Services, L.L.C.

DEI Professional Services, LLC
6225 N. 24th St., Ste. 200
Phoenix, AZ 85016
Phone: (602)954-0038
Fax: (602)944-8605

LOT 1 OF TEMPE GATEWAY
PARKING EXHIBIT - L1
TEMPE, ARIZONA

EXHIBIT **A**

2 of 6

DATE:	11/11/09	SCALE:	N.T.S.	PROJ. NO:	09112	CAD FILE: SEE RIGHT

N
N.T.S.
REGISTERED LAND SURVEYOR
CERTIFICATE NO.
33315
JASON R.
KACK
Date Signed
ARIZONA, U.S.A.
Expires 03/31/2011
HC1
HC2
HC3
HC4
SUBJECT PROPERTY
PROPERTY LINE
PARKING STRUCTURE ENCROACHMENT EASEMENT PER DOC. NO. 2008-0181770, M.C.R.
Limelight reserved stalls: 98 thru 107
Total: 10
L2-L3 RAMP
* RAMP SPACE COUNT
PROPERTY LINE
L2-L3 RAMP * SEE RAMP SPACE COUNT LEFT
M:\Field_Data\00 LDD_DATA\09112 Tempe Gateway\dwg\09112_PARKING.dwg - 11/13/09

TOTAL # OF SPACES THIS LEVEL = 197
OF WHICH 4 ARE HANDICAP SPACES

1982–2009 27 YEARS OF EXCELLENCE DEI Professional Services, L.L.C.	DEI Professional Services, L.L.C. 6225 N 24th St., Ste. 200 Phoenix, AZ 85016 Phone: (602)954-0038 Fax: (602)944-8605	LOT 1 OF TEMPE GATEWAY PARKING EXHIBIT - L2 TEMPE, ARIZONA	EXHIBIT A
		DATE: 11/11/09 SCALE: N.T.S. PROJ. NO: 09112 CAD FILE: SEE RIGHT	3 of 6

N
N.T.S.
REGISTERED LAND SURVEYOR
CERTIFICATE NO. 33315
JASON R. KACK
Date Signed 11/13/09
ARIZONA, U.S.A.
Expires 03/31/2011
HC1
HC2
HC3
HC4
SUBJECT PROPERTY
PROPERTY LINE
PARKING STRUCTURE ENCROACHMENT EASEMENT PER DOC. NO. 2008-0181770, M.C.R.
Limelight reserved stalls: 164 thru 171
Total: 8
L3–L4 RAMPP
* RAMP SPACE COUNT
PROPERTY LINE
L3–L4 RAMP
* SEE RAMP SPACE COUNT LEFT

M:\Field_Data\00 LDD_DATA\09112 Tempe Gateway\dwg\09112_PARKING.dwg – 11/13/09

TOTAL # OF SPACES THIS LEVEL = 197
OF WHICH 4 ARE HANDICAP SPACES

1982–2009 27 YEARS OF EXCELLENCE DEI Professional Services, L.L.C.

DEI Professional Services, LLC
6225 N 24th St, Ste. 200
Phoenix, AZ 85016
Phone: (602)954-0038
Fax: (602)944-8605

LOT 1 OF TEMPE GATEWAY
PARKING EXHIBIT - L3
TEMPE, ARIZONA

DATE: 11/11/09 | SCALE: N.T.S. | PROJ. NO: 09112 | CAD FILE: SEE RIGHT

EXHIBIT **A**

4 of 6

EXHIBIT “F”

TENANT’S SIGNAGE

SITE SIGNAGE

MS Monument Sign

NOTE: The sign locations shown are approximate. Exact locations to be determined when signs are permitted.

EXISTING GARAGE
(NOT A PART)
ADDITION TO
EXISTING GARAGE
PROPOSED
OFFICE BUILDING
8 STORY BUILDING
Freestanding
MS
MILL AVENUE
ASH AVENUE
LIGHT RAIL STATION
CENTER LINE OF TRACK
3RD STREET

DAVIS

PROJECT	TEMPE GATEWAY	TYPE	N/A	DATE	9.17.07	GD 100
NUMBER	06189A.000	DESCRIPTION	Site Sign Locations Plan	REVISED DATE	7.2.08	
		SCALE	NTS			

passionately committed to enriching the human experience 60 e. rio salado pkwy., suite 200 | tempe, az 85281 | phone: 480.638.1100 | fax: 480.638.1101 | intelligent social design . architecture . value creation . inspiration . strategic thinking

© 2008 DAVIS

EXHIBIT “X”

PRIME LEASE

EXHIBIT ONLY

***DO NOT SIGN – INITIAL ONLY***

EXHIBIT “X”

LEASE	C97-250I

C2009—

THIS LEASE (“Lease”) is made and entered into as of the 22 day of December, 2009 by and between THE CITY OF TEMPE, an Arizona municipal corporation (“Landlord”), and SA TEMPE, LLC, a Delaware limited liability company (“Tenant”).

RECITALS:

A. Landlord has title of record to certain land and the buildings which comprise the improvements constructed, and being constructed, on said land described in Exhibit “A” hereto, together with all rights and privileges appurtenant thereto and all future additions thereto or alterations thereof (collectively, the “Premises”). The Premises will consist of a mixed use development consisting of (i) one building with approximately 234,000 square feet of office space and 25,000 square feet of retail space (the “Office and Retail Building”), (ii) a parking garage (the “Parking Garage”), and (iii) related and appurtenant landscaping and other improvements. For purposes of this Agreement the Parking Garage is hereby determined to have 966 parking spaces. Certain rights to use such parking spaces have been granted to the City pursuant to the terms and conditions of the Development Agreement pursuant to which this Lease is being executed and as evidenced and more particularly set forth in that Parking Use License and Operating Agreement executed by the parties essentially simultaneously herewith (the “Parking License”).

B. The Premises are and will be “Government Property Improvements” under A.R.S. §42-6201(2), Landlord is a “Government Lessor” under A.R.S. §42-6201(1), and Tenant is and will be a “Prime Lessee” under A.R.S. §42-6201(4).

C. The Premises are located in a single central business district in a redevelopment area established pursuant to Title 36, Chapter 12, Article 3 of Arizona Revised Statutes (A.R.S. §§36-1471 et seq.). The construction of the Premises resulted in an increase in property value of at least one hundred percent.

D. The Premises will be subject to the Government Property Lease Excise Tax as provided for under A.R.S. §42-6202 (the “Tax”). Pursuant to the provisions of A.R.S. §42-6209(A), the Landlord hereby acknowledges and agrees that the Premises do and shall constitute Government Property Improvements within a single central business district within a redevelopment area and are entitled to abatement of the Tax pursuant to the provisions of A.R.S. §42-6209(A). The Landlord acknowledges that construction of the Premises is a redevelopment of the land described in Exhibit “A” and will result in improvements to and new uses of such property, in that the Landlord and the general public will directly and indirectly realize substantial tangible and intangible benefits from the redevelopment of such land and the construction of the Premises described herein, including, without limitation, the redevelopment of a key commercial area within the corporate boundaries of the City of Tempe, the facilitation of the expansion of the employment base within the City of Tempe, incentivizing the redevelopment of adjacent properties, and other benefits more particularly described in the Development Agreement. But for the abatement, Tenant would not have caused the Premises to be constructed.

AGREEMENT

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1. Quiet Enjoyment. Landlord covenants and agrees with Tenant that conditioned upon Tenant’s paying the Total Rent herein provided and performing and fulfilling all the covenants, agreements, conditions and provisions herein to be kept, observed or performed by Tenant, Tenant may at all times during the term hereof peaceably, quietly and exclusively have, hold and enjoy the Premises.

2. Term. The term of this Lease shall commence on the date of this Lease (the “Commencement Date”) and shall end at midnight on the date that is eight (8) years after the date of issuance of the shell certificate of substantial completion issued for the Office and Retail Building, subject to earlier termination at Tenant’s option, as provided herein (the “Term”)

3. Rent, GPLET Provisions.

3.1 Rental. Tenant covenants to pay to Landlord as rental for the Premises the sum of One Dollar ($1.00) per year on the Commencement Date and every anniversary thereof (the “Total Rent”). The consideration for this Lease includes, without limitation: the construction of the improvements constituting the Premises, Tenant’s performance of all of the covenants and obligations applicable to it under this Lease, and Tenant’s contribution toward fulfillment of Landlord’s policy and desire to promote development within a redevelopment area, to encourage the creation of jobs within the City of Tempe, and to enhance tax revenues resulting from the operation of businesses on the Premises, including transaction privilege taxes and the government property lease excise tax. Tenant, at its option and without prejudice to its right to terminate this Lease as provided herein, may prepay the rental for the entire lease term, but upon any early termination of this Lease, Landlord shall not be obligated to refund any portion of the prepaid rental.

3.2 Government Property Lease Excise Tax. As required under A.R.S. § 42-6206, Tenant is hereby notified of its potential tax liability under the Government Property Lease Excise Tax (“GPLET”) provisions of A.R.S. § 42-6201 through 42-6209, as now or hereafter amended. Failure by Tenant to pay the tax after notice and an opportunity to cure could result in divesting Tenant of any interest in or occupancy of the government property improvements to which this Lease applies. However, Landlord hereby abates Tenant’s obligation for the GPLET for the Premises pursuant to A.R.S. § 42-6209 for the eight (8) year period commencing on the issuance of the shell certificate of substantial completion for the Office and Retail Building and waives the requirement that Tenant apply for such abatement. Landlord agrees to take any additional action as necessary for Tenant to qualify for GPLET tax treatment so that (i) the period of abatement for the Premises will run for a period of eight (8) years from the date of the issuance the shell certificate of substantial completion by the City for the Office and Retail

Building and (ii) the Premises will be taxed as “government property improvements” in accordance with A.R.S. § 42-6201 through 42-6209, as now or hereafter amended from the expiration of the eight (8) year abatement period through the end of the Term, if applicable.

3.3 Enhanced Services District Assessments. Tenant acknowledges that the Premises is located within an Enhanced Services District and that the Premises would otherwise be subject to an assessment that would normally be collected along with property taxes. In addition to all other amounts that Tenant is required to pay hereunder, Tenant shall pay to Landlord all amounts that would have been assessed against the Premises by reason of its inclusion in the Enhanced Services District, semiannually, within thirty (30) days after Landlord delivers to Tenant a written request for payment of such amounts.

4. Leasehold Mortgage of Premises.

4.1 Tenant is hereby given the absolute right without the Landlord’s consent to create a security interest in Tenant’s leasehold interest under this Lease (and in any subleases and the rents, income and profits therefrom) by mortgage, deed of trust, collateral assignment or otherwise. Any such security interest shall be referred to herein as a “Leasehold Mortgage,” and the holder of a Leasehold Mortgage shall be referred to herein as a “Leasehold Mortgagee.”

4.2 No liability for the performance of Tenant’s covenants and agreements hereunder shall attach to or be imposed upon any Leasehold Mortgagee, unless such Leasehold Mortgagee forecloses its interest and becomes the Tenant hereunder, following which the liability shall attach only during the term of ownership of the leasehold estate by said Leasehold Mortgagee.

5. Use. Subject to A.R.S. §42-6201(2), and any restrictions expressly set forth in the Development Agreement, the Premises may be used and occupied by Tenant for any lawful purpose.

6. Landlord Non-Responsibility. Landlord shall have no responsibility, obligation or liability under this Lease whatsoever with respect to any of the following:

(a) utilities, including gas, heat, water, light, power, telephone, sewage, and any other utilities or services supplied to the Premises;

(b) disruption in the supply of services or utilities to the Premises;

(c) maintenance, repair or restoration of the Premises, except with respect to the parking facilities subject to the Parking License; or

(d) any other cost, expense, duty, obligation, service or function related to the Premises, except with respect to the parking facilities subject to the Parking License.

7. Entry by Landlord. Landlord and Landlord’s agents shall have the right at reasonable times and upon reasonable notice to enter upon the Premises for inspection, except that Landlord shall have no right to enter portions of any building on the Premises without the prior written consent of the occupant or as provided by law.

8. Alterations. Tenant shall have the right to make subsequent alterations, additions or other changes to any improvements or fixtures existing from time to time. Title to all such alterations, additions and other changes shall immediately be vested in Landlord except to the extent owned by any occupant of the Premises, and the Premises shall include all such improvements as they exist from time to time. Subject to the provisions of the Parking License, Landlord shall not be responsible for and Tenant shall pay all fees, costs, expenses and liabilities arising out of or in any way connected with such improvements, alterations, additions or other changes made by Tenant, including without limitation materialmen’s and mechanic’s liens, and shall indemnify, defend and hold Landlord harmless from and against all claims arising out of any alterations, additions or other changes undertaken by Tenant. Subject to the provisions of the Parking License, Tenant covenants and agrees that Landlord shall not be called upon or be obligated to make any improvements, alterations or repairs whatsoever in or about the Premises, and Landlord shall not be liable or accountable for any damages to the Premises or any property located thereon. Subject to the provisions of the Parking License, Tenant shall have the right at any time to demolish or substantially demolish improvements located on the Premises. In making improvements and alterations, Tenant shall not be deemed Landlord’s agent and shall indemnify, defend and hold Landlord harmless from any expense, fee, cost or damage Landlord may incur or suffer.

9. Easements, Dedications and Other Matters. At the request of Tenant, Landlord shall dedicate or initiate a request for dedication to public use of the improvements owned by Landlord within any roads, alleys or easements and convey any portion so dedicated to the appropriate governmental authority, execute (or participate in a request for initiation by the appropriate commission or department of) petitions seeking a change in zoning for all or a portion of the Premises, consent to the making and recording, or either, of any map, plat, condominium documents, or declaration of covenants, conditions and restrictions of or relating to the Premises or any part thereof, join in granting any easements on the Premises, and execute and deliver (in recordable form where appropriate) all other instruments requested by Tenant with respect to Landlord’s status as fee title owner of the Premises, and perform all other acts reasonably necessary or appropriate to the development, construction, razing, redevelopment or reconstruction of the Premises.

10. Insurance. During the term of this Lease, the Tenant shall, at Tenant’s expense, maintain general public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the Premises, with limits of liability not less than $5,000,000.00 combined single limit. All of Tenant’s policies of liability insurance shall name Landlord and all Leasehold Mortgagees as additional insureds, and certificates with respect to all policies of insurance or copies thereof required to be carried by Tenant under this Section 10 shall be delivered to Landlord. Each policy shall contain an endorsement prohibiting cancellation or nonrenewal without at least thirty (30) days prior notice to Landlord (ten (10) days for nonpayment), provided, however, that if Tenant’s insurance carrier refuses to provide such an endorsement, Tenant shall immediately notify Landlord of any notices received by

Tenant relating to any potential event of cancellation or nonrenewal, and the failure to obtain such endorsement shall not be a default hereunder. Tenant may self-insure the coverages required by this section with the prior approval of Landlord, which will not be unreasonably withheld, and may maintain such reasonable deductibles and retention amounts as Tenant may determine. If Tenant fails to procure or maintain the insurance coverages required by this section, or self-insure such coverages, Landlord shall have the right, at Landlord’s election, upon forty-eight (48) hours notice to Tenant, to procure and maintain such insurance coverages until Tenant is in compliance with the requirements of this section. Tenant shall reimburse Landlord for the expenses incurred and paid for by Landlord in the procurement and maintenance of such insurance coverages, immediately upon Tenant’s receipt of an invoice therefor (with supporting documentation). No such procurement of Landlord shall limit any right of Landlord, nor relieve Tenant from any Event of Default hereunder.

11. Liability; Indemnity. Subject to the provisions of the Parking License and except for any claims and liabilities which could have been asserted against Landlord if Landlord were not the owner of the Premises or if Landlord were not a party to this Lease, Tenant covenants and agrees that Landlord shall be free from liability and claim for damages by reason of any injury to any person or persons, including Tenant, or property of any kind whatsoever and to whomsoever while in, upon or in any way connected with the Premises during the term of this Lease or any extension hereof, or any occupancy hereunder, and Tenant hereby agrees to unconditionally indemnify, protect, defend and hold harmless Landlord, its Council members, officers, employees, volunteers and agents from any and all claims, demands, losses, damages, liabilities, fines, charges, penalties, administrative and judicial proceedings and orders, judgments, remedial actions of any kind, all cleanup actions of any kind, and all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and costs of defense, arising, directly or indirectly, in whole or in part, therefrom, unless caused by the sole and gross negligence or willful misconduct of Landlord, its agents, employees or invitees or as a result of the use by Landlord, or any of its sublicensees, of the Parking Facility subject to the Parking License. Landlord agrees that Tenant shall have the right to contest the validity of any and all such claims and defend, settle and compromise any and all such claims of any kind or character and by whomsoever claimed, in the name of Landlord, as Tenant may deem necessary, provided that the expenses thereof shall be paid by Tenant. The provisions of this section shall survive the expiration or other termination of this Lease for a period of one (1) year. Tenant expressly agrees and acknowledges that the obligations of Tenant under this Article 11 apply to any assignee of Tenant who becomes the Tenant under Section 15(a) below, subject to the provisions of Section 15(b) below.

12. Fire and Other Casualty. If all or any improvements or fixtures within the Premises are totally or partially destroyed or damaged by fire or other insurable casualty, this Lease shall continue in full force and effect, and Tenant, at Tenant’s sole cost and expense, may, but shall not be obligated to, rebuild or repair the same, subject however to the provisions of the Parking License with respect to the parking facilities subject thereto. Landlord and Tenant agree that the provisions of Arizona Revised Statutes §33-343 shall not apply to this Lease. If Tenant elects to repair or rebuild the improvements, any such repair or rebuilding shall be performed at the sole cost and expense of Tenant. If there are insurance proceeds resulting from such damage or destruction, Tenant shall be entitled to such proceeds, whether or not Tenant rebuilds or repairs the improvements or fixtures.

13. Condemnation.

(a) Entire or Partial Condemnation. If the whole or any part of the Premises is taken or condemned by any competent authority for any public use or purposes during the term of this Lease, this Lease shall terminate with respect to the part of the Premises so taken, and Tenant reserves unto itself the right to claim and prosecute its claim in all appropriate courts and agencies for any award or damages based upon loss, damage or injury to the Premises (as well as relocation and moving costs), and Landlord shall have no interest therein. In consideration of Tenant’s payment of all costs of constructing the improvements constituting the Premises, Landlord hereby assigns to Tenant all claims, awards and entitlements relating to the Premises arising from the exercise of the power of condemnation or eminent domain, including, without limitation, any claims for loss of fee title interest in the Premises.

(b) Continuation of Lease. If there is a taking of less than all of the Premises, this Lease shall continue in effect with respect to the portion of the Premises not so taken.

(c) Temporary Taking. If the temporary use of the whole or any part of the Premises or the appurtenances thereto shall be taken, the term of this Lease shall not be reduced or affected in any way. The entire award of such taking (whether paid by way of damages, rent, or otherwise) shall be payable to Tenant, subject to the applicable provisions of any Leasehold Mortgage.

(d) Notice of Condemnation. If any action is filed to condemn the Premises or Tenant’s leasehold estate or any part thereof by any public or quasi-public authority under the power of eminent domain, or if any action is filed to acquire the temporary use of the Premises or Tenant’s leasehold estate or any part thereof, or if any such action is threatened or any public or quasi-public authority communicates to Landlord or Tenant its desire to acquire the Premises or Tenant’s leasehold estate or any part thereof, or the temporary use thereof, by a voluntary conveyance or transfer in lieu of condemnation, either Landlord or Tenant shall give prompt notice thereof to the other and to any Leasehold Mortgagee. Landlord, Tenant and each Leasehold Mortgagee shall each have the right, at its own cost and expense, to represent its respective interest in each proceeding, negotiation or settlement with respect to any taking or threatened taking and to make full proof of its claims. No agreement, settlement, conveyance or transfer to or with the condemning authority affecting Tenant’s leasehold interest shall be made without the consent of Tenant and each Leasehold Mortgagee.

14. Termination Option.

(a) Grant of Option. Tenant or its successor, including any successor to Tenant’s interest hereunder by foreclosure sale, trustee sale, or deed in lieu of foreclosure, shall have the option, exercisable by written notice to Landlord for any reason or for no reason, to terminate this Lease effective sixty (60) days after the date of the notice (“Option”). Simultaneously with, and effective as of such termination, title to the Premises (including all improvements constituting a part thereof) shall automatically vest in Tenant or Tenant’s successor, as the case may be, and Landlord shall comply with the obligations under Article 19.

(b) Leasehold Mortgagees. If there are any Leasehold Mortgagees, Tenant may not exercise, terminate, modify or waive its Option under this section without the approval of the Leasehold Mortgagees, and Landlord will not recognize, accept or consent thereto without such approval.

15. Assignment: Subletting.

(a) Transfer by Tenant. At any time and. from time to time Tenant shall have the right to assign this Lease and Tenant’s interest therein or to sublease all or any portion of the Premises to any person or persons, without the consent of Landlord.

(b) Liabilities. Each assignee shall assume in writing all of the obligations of the Tenant under this Lease (but not liabilities or obligations arising prior to such assignment becoming effective). Each assignment shall automatically release the assignor from any personal liability in respect of any obligations or liabilities arising under the Lease from and after the date of assignment, and Landlord shall not seek recourse for any such liability against any assignor or its personal assets, but the assignor shall not be released for liabilities or obligations arising prior to such assignment becoming effective. Landlord agrees that performance by a subtenant or assignee of Tenant’s obligations under this Lease shall satisfy Tenant’s obligations hereunder and that Landlord shall accept performance by any such subtenant.

16. Default; Remedies; Protection of Leasehold Mortgagees and Subtenants.

(a) Default. The failure by Tenant to observe and perform any material provision of this Lease to be observed or performed by Tenant, where such failure continues for one hundred eighty (180) days after written notice thereof by Landlord to Tenant shall constitute an Event of Default under this Lease by Tenant; provided, however that such cure period shall be reduced to ten (10) days for the failure to procure and maintain insurance as required under Section 10, and provided, further that if the nature of an Event of Default (except for the failure to procure and maintain insurance) is such that the same cannot reasonably be cured within the one hundred eighty (180) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

(b) Remedies. In the event of any Event of Default by Tenant, Landlord shall have all rights available at law, in equity or as permitted by this Lease; provided, however, that Landlord shall have the right to terminate this Lease only with respect to an Event of Default for a failure of Tenant to procure and maintain insurance as required under Section 10 of this Lease. Any such right to terminate shall be exercised by Landlord, subject to the notice and cure provisions of Section 16(a), through the delivery of written notice to Tenant and all Leasehold Mortgagees, in which case the Premises shall be subject to the provisions of Section 19.

(c) Leasehold Mortgagee Default Protections. If any Leasehold Mortgagee notifies Landlord in writing of the existence of its Leasehold Mortgage, and the name and address of the Leasehold Mortgagee, then, notwithstanding anything to the contrary to this Lease, until the time, if any, that the Leasehold Mortgage held by such Leasehold Mortgagee shall be satisfied and released of record or the Leasehold Mortgagee notifies Landlord in writing that its Leasehold Mortgage has been satisfied:

(i) No act or agreement between or on the part of Landlord or Tenant to cancel, terminate, surrender, or modify this Lease or Tenant’s right to possession shall be binding upon or effective as against the Leasehold Mortgagee without its prior written consent.

(ii) Concurrently with any notice, demand, election or other communication that Landlord gives to Tenant hereunder (hereafter collectively “Notices”), Landlord shall give a copy of each such Notice to the Leasehold Mortgagee at the address designated by it. No Notice given by Landlord to Tenant shall be binding upon or affect Tenant or the Leasehold Mortgagee unless a copy of the Notice shall be given to the Leasehold Mortgagee pursuant to this subsection.

(iii) The Leasehold Mortgagee shall have the right for a period of sixty (60) days after the expiration of any grace period afforded Tenant to perform any term, covenant, or condition and to remedy any default by Tenant hereunder or such longer period as the Leasehold Mortgagee may reasonably require to effect a cure, and Landlord shall accept such performance with the same force and effect as if furnished by Tenant, and the Leasehold Mortgagee shall thereby and hereby be subrogated to the rights of Landlord. The Leasehold Mortgagee shall have the right to enter upon the Premises to give such performance.

(iv) In case of a default by Tenant in the performance or observance of any nonmonetary term, covenant or condition to be performed by it hereunder, if the Leasehold Mortgagee reasonably determines that such default cannot be cured without taking possession of the Premises, in such Leasehold Mortgagee’s reasonable opinion, or if the Leasehold Mortgagee cannot cure such default, then Landlord shall not serve a notice of lease termination pursuant to Section 16(b) if and so long as:

(A) the Leasehold Mortgagee shall proceed diligently to obtain possession of the Premises as mortgagee (including possession by a receiver), and, upon obtaining such possession, shall proceed diligently to cure such defaults as are reasonably susceptible of cure (subject to any order by a court of competent jurisdiction staying or otherwise precluding such Leasehold Mortgagee from obtaining such possession); or

(B) the Leasehold Mortgagee shall institute foreclosure proceedings and diligently prosecute the same to completion (unless in the meantime it shall acquire Tenant’s estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure and subject to any order by a court of competent jurisdiction staying or otherwise precluding such Leasehold Mortgagee from obtaining such possession).

The Leasehold Mortgagee shall not be required to obtain possession or to continue in possession as mortgagee of the Premises pursuant to clause (A) above, or to continue to prosecute foreclosure proceedings pursuant to clause (B) above, if and when the default has been cured.

(v) If any Leasehold Mortgagee is prohibited from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Tenant, the times specified in Subsections (iv)(A) and (B) above, for commencing or prosecuting foreclosure or other proceedings shall be extended for the period of the prohibition.

(vi) No option of Tenant hereunder may be exercised, and no consent of Tenant allowed or required hereunder shall be effective, without the prior written consent of any Leasehold Mortgagee.

(d) Protection of Subtenant. Landlord covenants that, notwithstanding any default under or termination of this Lease or of Tenant’s possessory rights, Landlord: (i) shall not disturb the peaceful possession of the subtenant under its sublease so long as the subtenant complies with the terms and conditions of its sublease, and in the event of a default by a subtenant, Landlord may only disturb the possession or other rights of the subtenant as provided in the tenant’s sublease, (ii) shall recognize the continued existence of the sublease, (iii) shall accept the subtenant’s attornment, as subtenant under the sublease, to Landlord, as landlord under the sublease, and (iv) shall be bound by the provisions of the sublease, including all options, to the extent such provisions can be performed by Landlord. Notwithstanding anything to the contrary in this Lease, no act or agreement between or on the part of Landlord or Tenant to cancel, terminate, surrender or modify this Lease or Tenant’s right to possession shall be binding upon or effective as against any subtenant without its prior written consent.

(e) Liability of Leasehold Mortgagee. If any Leasehold Mortgagee becomes the Tenant hereunder, by foreclosure of the Leasehold Mortgage, or under a new Lease under Section 17 below, the parties agree and acknowledge that such Leasehold Mortgagee shall not be liable or responsible for and shall not be deemed to have assumed liability for any prior actions, omissions, defaults, breaches or other events caused by or relating to any prior Tenant and such Leasehold Mortgagee shall only be liable and responsible for acts, omissions, defaults, breaches or events occurring while it is Tenant, but the prior Tenant(s) shall not be released from liability for prior occurrences.

17. New Lease.

(a) Right to Lease. Landlord agrees that, in the event this Lease is terminated for any reason (including but not limited to any default by Tenant), at the request of the then first priority Leasehold Mortgagee, Landlord will enter into a new lease of the Premises with that Leasehold Mortgagee, which new lease shall commence as of the date of termination of this Lease and shall run for the remainder of the original term of this Lease, at the rent and upon the terms, covenants and conditions herein contained provided:

(i) Such Leasehold Mortgagee requests the new lease in writing within sixty (60) days after it receives written notice from Landlord that the Lease has been terminated;

(ii) Concurrently with the execution of the new lease, such Leasehold Mortgagee pays to Landlord all reasonable expenses, including reasonable attorneys’ fees, which Landlord shall have incurred in the preparation, execution and delivery of the new Lease;

(iii) Such Leasehold Mortgagee shall perform and observe all covenants in this Lease to be performed and observed by Tenant; and

(iv) The tenant under the new lease shall have the same right of occupancy to the buildings and improvements on the Premises as Tenant had under the Lease immediately prior to its termination.

Notwithstanding anything to the contrary expressed or implied in this Lease, any new lease made pursuant to this Section 17 shall have the same priority as this Lease with respect to any mortgage, deed of trust, or other lien, charge, or encumbrance on fee title to the Premises, and any sublease under this Lease shall be a sublease under the new Lease and shall not be deemed to have been terminated by the termination of this Lease.

(b) No Obligation. Nothing herein contained shall require any Leasehold Mortgagee to enter into a new lease pursuant to this Section 17, or to cure any default of Tenant referred to above.

(c) Possession. If any Leasehold Mortgagee shall demand a new lease as provided in this Section 17, Landlord agrees, at the request of, on behalf of and at the expense of the Leasehold Mortgagee, upon a guaranty from it reasonably satisfactory to Landlord, to institute and pursue diligently to conclusion the appropriate legal remedy or remedies to oust or remove the original Tenant from the Premises, but not any subtenants actually occupying the Premises or any part thereof.

(d) Grace Period. Unless and until Landlord has received notice from each Leasehold Mortgagee that the Leasehold Mortgagee elects not to demand a new lease as provided in this Section 17, or until the period therefor has expired, Landlord shall not cancel or agree to the termination or surrender of any existing subleases nor enter into any new leases or subleases with respect to the Premises without the prior written consent of each Leasehold Mortgagee.

(e) Effect of Transfer. Neither the foreclosure of any Leasehold Mortgage (whether by judicial proceedings or by virtue of any power of sale contained in the Leasehold Mortgage), nor any conveyance of the leasehold estate created by this Lease by Tenant to any Leasehold Mortgagee or its designee by an assignment or by a deed in lieu of foreclosure or other similar instrument shall require the consent of Landlord under, or constitute a default under, this Lease, and upon such foreclosure, sale or conveyance, Landlord shall recognize the purchaser or other transferee in connection therewith as the Tenant under this Lease.

18. No Merger. In no event shall the leasehold interest, estate or rights of Tenant hereunder, or of any Leasehold Mortgagee, merge with any interest, estate or rights of Landlord in or to the Premises. Such leasehold interest, estate and rights of Tenant hereunder, and of any Leasehold Mortgagee, shall be deemed to be separate and distinct from Landlord’s interest, estate and rights in or to the Premises, notwithstanding that any such interests, estates or rights shall at any time be held by or vested in the same person, corporation or other entity.

19. Surrender. Reconveyance.

(a) Reconveyance Upon Termination or Expiration. On the last day of the term of this Lease or upon any termination of this Lease, whether under Article 14, Article 16 or otherwise, title to the Premises (including all improvements constituting a part thereof) shall automatically vest in Tenant or its successor, or Tenant’s successor by foreclosure, as the case may be, provided, however, that such automatic vesting shall not occur for any termination of this Lease if a Leasehold Mortgagee exercises its rights under Section 17(a) and enters into a new lease as described therein, or until Landlord has received notice from each Leasehold Mortgagee that the Leasehold Mortgagee elects not to demand a new lease as provided in this Section 17, or until the period therefor has expired. Without limiting the generality of Section 17(a), such new lease shall include this Section 19 which will allow the title to the Premises to vest in Leasehold Mortgagee, as the new Tenant thereunder, or any successor in interest to such Leasehold Mortgagee, upon the expiration or other termination of such new lease.

(b) Reconveyance Documents. Without limiting the foregoing, Landlord upon request shall execute and deliver: (i) a deed or bill of sale reconveying all of Landlord’s right, title and interest in the improvements to Tenant; (ii) a memorandum in recordable form reflecting the termination of this Lease; (iii) an assignment of Landlord’s right, title and interest in and to all licenses, permits, guaranties and warranties relating to the ownership or operation of the Premises to which Landlord is a party and which are assignable by Landlord, but excluding any continuing rights of the Landlord under the Parking License, and (iv) such other reasonable and customary documents as may be required by Tenant or its title insurer including without limitation, FIRPTA and mechanic’s lien affidavits, to confirm the termination of this Lease and the revesting of title to the Premises in Tenant or its successor, or Tenant’s successor by foreclosure, as the case may be.

(c) Title and Warranties. The Premises shall be conveyed in their “AS IS” condition without representation or warranty whatsoever. Upon any reconveyance, Landlord shall satisfy all liens and monetary encumbrances on the Premises created by Landlord unless such lien or encumbrance was created at the request of, or as the result of a default by, Tenant.

(d) Expenses. All costs of title insurance, escrow fees, recording fees and other expenses of the reconveyance, except Landlord’s own attorney’s fees, shall be paid by Tenant.

The provisions of this Section 19 shall survive the expiration or other termination of this Lease.

20. Trade Fixtures, Machinery and Equipment. Landlord agrees that all trade fixtures, machinery, equipment, furniture or other personal property of whatever kind and nature kept or installed on the Premises by Tenant or Tenant’s subtenants may be removed by Tenant or Tenant’s subtenants, or their agents and employees, in their discretion, at any time and from time to time during the entire term or upon the expiration of this Lease. Tenant agrees that in the event of damage to the Premises due to such removal it will repair or restore the same. Upon request of Tenant or Tenant’s assignees or any subtenant, Landlord shall execute and deliver any consent or waiver forms submitted by any vendors, landlords, chattel mortgagees or holders or owners of any trade fixtures, machinery, equipment, furniture or other personal property of any kind and description kept or installed on the Premises by any subtenant setting forth the fact that Landlord waives, in favor of such vendor, landlord, chattel mortgagee or any holder or owner, any lien, claim, interest or other right therein arising under this Lease that might be superior to that of such vendor, landlord, chattel mortgagee, owner or holder. Landlord shall further acknowledge that property covered by such consent or waiver forms is personal property and is not to become a part of the realty no matter how affixed thereto and that such property may be removed from the Premises by the vendor, landlord, chattel mortgagee, owner or holder at any time upon default by the Tenant or the subtenant in the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of Landlord.

21. Estoppel Certificate.

(a) Landlord shall at any time and from time to time upon not less than ten (10) days’ prior written notice from Tenant or any Leasehold Mortgagee execute, acknowledge and deliver to Tenant or the Leasehold Mortgagee a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Landlord’s knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if they are claimed; and (iii) certifying such other matters relating to this Lease as Tenant or the Leasehold Mortgagee may reasonably request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the leasehold estate and/or the improvements.

(b) Landlord’s failure to deliver a statement within the time prescribed shall be conclusive upon Landlord (i) that this Lease is in full force and effect, without modification except as may be represented by Tenant; and (ii) that there are no uncured defaults in Tenant’s performance.

22. General Provisions.

(a) Attorneys’ Fees. If any suit instituted by either party against the other in any way connected with this Lease or for the recovery of possession of the Premises, the parties respectively agree that the successful party to any such action shall recover from the other party a reasonable sum for its attorneys’ fees and costs in connection with said suit, such attorney’s fees and costs to be fixed by the court.

(b) Transfer or Encumbrance of Landlord’s Interest. Landlord may not transfer or convey its interest in this Lease or in the Premises during the term of this Lease without the prior written consent of Tenant, which consent may be given or withheld in Tenant’s sole and absolute discretion. Landlord shall not grant or create mortgages, deeds of trust or other encumbrances of any kind against the Premises or any rights of Landlord hereunder, and, without limiting the generality of the foregoing, Landlord shall not take any action that would cause the Premises (including without limitation, Landlord’s fee simple interest in the Premises) to be encumbered in any manner whatsoever, nor take any action that would impair Landlord’s fee simple title to the Premises without the prior written consent of Tenant, which consent may be given or withheld in Tenant’s sole and absolute discretion.

(c) Captions; Attachments; Defined Terms.

(i) The captions of the sections of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

(ii) Exhibits, addenda and schedules attached hereto are deemed by attachment to constitute part of this Lease and are incorporated herein.

(iii) The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. The obligations contained in this Lease to be performed by Tenant and Landlord shall be binding on Tenant’s and Landlord’s successors and assigns only during their respective periods of ownership.

(d) Entire Agreement. This Lease along with any addenda, exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and the addenda, exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by the party to be bound thereby. Landlord and Tenant agree hereby that all prior or contemporaneous oral or written agreements between and among them and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease, except as set forth in any addenda hereto.

(e) Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law, provided, however, that the overall intent and agreement of the parties as set forth in this Lease is not materially vitiated by the invalidity or unenforceability of the term or provision in question.

(f) Binding Effect; Choice of Law. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. All of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona, and notice is hereby given of the applicability of A.R.S. § 38-511.

(g) Memorandum of Improvements Lease. Concurrently with the execution of this Lease, the parties shall complete, execute, acknowledge and record a Memorandum of Land and Improvements Lease, a form of which is attached hereto as Exhibit B.

(h) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, including delivery by Federal Express or similar overnight courier, or if mailed by United States certified or registered mail, return receipt requested, postage prepaid, or if transmitted by facsimile copy followed by mailed notice, as follows:

If to Landlord:	City of Tempe
City Manager’s Office
31 E. 5th Street
Tempe, Arizona 85281
Phone: 480-350-8221
Facsimile: 480-350-8930
Attn: City Manager

With a copy to:	City of Tempe
City Attorney’s Office
P.O. Box 5002
21 East Sixth Street, Suite 201
Tempe, Arizona 85280
Phone: 480-350-8227
Facsimile: 480-350-8645
Attn: City Attorney

If to Tenant:	SA Tempe, LLC.
c/o U.S. Bank National Association
US Bancorp Center
800 Nicollet Malt, BC-MN-H22A
Minneapolis, MN 55402
Phone: 612.303.4517
Facsimile: 612.303.4660
Attn: Ziad W. Amra, Vice President

With a copy to:	Dorsey & Whitney, LLP
Suite 1500, 50 South Sixth Street
Minneapolis, MN 55402-1498
Phone:612.340.8733
Facsimile: 612.340.2644
Attn: Michele Thurnblom, Esq.

or at such other place or to such other persons as any party shall from time to time notify the other in writing as provided herein. The date of service of any communication hereunder shall be the date of personal delivery or delivery by Federal Express or similar overnight courier, or seventy-two (72) hours after the postmark on the certified or registered mail, as the case may be.

(i) Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

(j) Negation of Partnership. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

(k) Leasehold Mortgagee: Further Assurances. Landlord and Tenant shall cooperate in including in this Lease by suitable amendment from time to time any provision which may be reasonably requested by any proposed Leasehold Mortgagee for the purpose of implementing the mortgagee-protection provisions contained in this Lease, of allowing that Leasehold Mortgagee reasonable means to protect or preserve the lien of its Leasehold Mortgage upon the occurrence of a default under the terms of this Lease and of confirming the elimination of the ability of Tenant to modify, terminate or waive this Lease or any of its provisions without the prior written approval of the Leasehold Mortgagee. Landlord and Tenant each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect the term or rent under this Lease nor otherwise in any material respect adversely affect any rights of Landlord under this Lease.

23. Nonrecourse. Landlord’s sole recourse for collection or enforcement of any judgment as against Tenant shall be solely against the leasehold interest under this Lease and the buildings and other improvements on the Premises and may not be enforced against or collected out of any other assets of Tenant nor of its beneficiaries, joint venturers, owners, partners, shareholders, members or other related parties.

24. Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date and year first written above.

{Signature Pages Follow}

LANDLORD:
WITNESSETH:	CITY OF TEMPE, an Arizona municipal corporation

	By	/s/ Hugh L. Hallman
City Clerk		Hugh L. Hallman
Mayor
Approved as to form:

City Attorney

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)

On this 11th day of December, 2009 before me, the undersigned officer, personally appeared Hugh L. Hallman, who acknowledged himself to be Mayor of the City of Tempe, an Arizona municipal corporation, and he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of that entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY SEAL:	/s/ Kay E. Savard
Notary Public

TENANT:

SA TEMPE, LLC, a Delaware limited liability company

By:	SA Group Properties, Inc., a Delaware corporation
Its:	Manager

	By:	/s/ Ziad W. Amra
Ziad W. Amra
	Its:	Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 14 day of December, 2009, by Ziad W. Amra, the Vice President of SA Group Properties, Inc., a Delaware corporation, the Manager of SA Tempe, LLC, a Delaware limited liability company, on behalf of the limited liability company.

/s/ Diane E. Athmann
Notary Public

My Commission Expires:
1-31-2010

EXHIBIT A

[Legal Description]

LOT 1, ACCORDING TO THE PLAT ON RECORD OF “TEMPE GATEWAY”, RECORDED AS DOCUMENT NUMBER 2008-0791438, IN BOOK 1004 OF MAPS, PAGE 26, RECORDS OF MARICOPA COUNTY, ARIZONA.

Exhibit A

(Page 1 of 1)

EXHIBIT B

[Memorandum of Lease]

WHEN RECORDED, MAIL TO:

City of Tempe Basket

MEMORANDUM OF LAND AND IMPROVEMENTS LEASE

THIS MEMORANDUM OF LAND AND IMPROVEMENTS LEASE (the “Memorandum”) is made and entered into this              day of December, 2009, by and between the CITY OF TEMPE, an Arizona municipal corporation (“Landlord”), and SA TEMPE, LLC, a Delaware limited liability company (“Tenant”). Landlord and Tenant are sometimes referred to in this Agreement collectively as the “Parties”, or individually as a “Party”. The Parties hereby agree as follows:

1. The Parties have entered into and executed that certain Lease of even date with this Memorandum (the “Lease”) whereby Landlord has leased to Tenant, and Tenant has leased from Landlord, that certain real property described in Exhibit A (the “Land”), together with all rights and privileges appurtenant to, and all present and future improvements on, the Land (collectively the “Premises”), for a term commencing on the Commencement Date as defined in the Lease and expiring eight (8) years after the date of issuance of the shell certificate of substantial completion for the office and retail building constructed on the Land. The Lease sets forth all terms and provisions relative to the lease of the Premises by Landlord to Tenant. Without limiting the generality of the foregoing, Tenant has the right to mortgage its leasehold interest and there are restrictions on the right of Landlord to transfer or encumber its interest in the Premises or the Lease.

2. The Parties consider the Lease to be a binding agreement between them creating vested rights in and for Tenant superior to the right, title and interest of any third party later acquiring any interest in the Premises, including but not limited to purchasers of the Premises or lienholders acquiring any lien or encumbrance interest against the Premises. All persons dealing with the Premises are advised to contact Tenant and Landlord to ascertain the current status of the Lease and Tenant’s tenancy rights and leasehold interests in the Premises. The Parties are executing and recording this Memorandum, as authorized by the Lease, to provide constructive notice to all persons dealing with the Premises of the binding end vested rights of Tenant and the leasehold interests of Tenant created by the Lease.

3. This Memorandum may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Memorandum to be effective on the date first written above.

WITNESSETH:	LANDLORD: CITY OF TEMPE, an Arizona municipal corporation

By
City Clerk		Hugh L. Hallman
Mayor
APPROVED AS TO FORM:

City Attorney

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)

On this          day of                     , 2009 before me, the undersigned officer, personally appeared Hugh L. Hallman, who acknowledged himself to be Mayor of the City of Tempe, an Arizona municipal corporation, and he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of that entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY SEAL:
Notary Public

TENANT:

SA TEMPE, LLC, a Delaware limited liability company

By:	SA Group Properties, Inc., a Delaware corporation
Its:	Manager

By:
Ziad W. Amra
	Its:	Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this          day of                     , 2009, by Ziad W. Amra, the Vice President of SA Group Properties, Inc., a Delaware corporation, the Manager of SA Tempe, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

LOT 1, ACCORDING TO THE PLAT ON RECORD OF “TEMPE GATEWAY”, RECORDED AS DOCUMENT NUMBER 2008-0791438, IN BOOK 1004 OF MAPS, PAGE 26, RECORDS OF MARICOPA COUNTY, ARIZONA.

OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER
HELEN PURCELL
WHEN RECORDED, MAIL TO:	20091170350 12/22/2009 11:42
414902A-4-3-2–
ELECTRONIC RECORDING

City of Tempe Basket

MEMORANDUM OF LAND AND IMPROVEMENTS LEASE

C97-250J

THIS MEMORANDUM OF LAND AND IMPROVEMENTS LEASE (the “Memorandum”) is made and entered into this 22 day of December, 2009, by and between the CITY OF TEMPE, an Arizona municipal corporation (“Landlord”), and SA TEMPE, LLC, a Delaware limited liability company (“Tenant”). Landlord and Tenant are sometimes referred to in this Agreement collectively as the “Parties”, or individually as a “Party”. The Parties hereby agree as follows:

1. The Parties have entered into and executed that certain Lease of even date with this Memorandum (the “Lease”) whereby Landlord has leased to Tenant, and Tenant has leased from Landlord, that certain real property described in Exhibit A (the “Land”), together with all rights and privileges appurtenant to, and all present and future improvements on, the Land (collectively the “Premises”), for a term commencing on the Commencement Date as defined in the Lease and expiring eight (8) years after the date of issuance of the shell certificate of substantial completion for the office and retail building constructed on the Land. The Lease sets forth all terms and provisions relative to the lease of the Premises by Landlord to Tenant. Without limiting the generality of the foregoing, Tenant has the right to mortgage its leasehold interest and there are restrictions on the right of Landlord to transfer or encumber its interest in the Premises or the Lease.

2. The Parties consider the Lease to be a binding agreement between them creating vested rights in and for Tenant superior to the right, title and interest of any third party later acquiring any interest in the Premises, including but not limited to purchasers of the Premises or lienholders acquiring any lien or encumbrance interest against the Premises. All persons dealing with the Premises are advised to contact Tenant and Landlord to ascertain the current status of the Lease and Tenant’s tenancy rights and leasehold interests in the Premises. The Parties are executing and recording this Memorandum, as authorized by the Lease, to provide constructive notice to all persons dealing with the Premises of the binding end vested rights of Tenant and the leasehold interests of Tenant created by the Lease.

3. This Memorandum may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Memorandum to be effective on the date first written above.

LANDLORD:
WITNESSETH:	CITY OF TEMPE, an Arizona municipal corporation

	By	/s/ Hugh L. Hallman
City Clerk		Hugh L. Hallman
Mayor
Approved as to form:

City Attorney

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)

On this 11th day of December, 2009 before me, the undersigned officer, personally appeared Hugh L. Hallman, who acknowledged himself to be Mayor of the City of Tempe, an Arizona municipal corporation, and he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of that entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY SEAL:	/s/ Kay E. Savard
Notary Public

TENANT:

SA TEMPE, LLC, a Delaware limited liability company

By:	SA Group Properties, Inc., a Delaware corporation
Its:	Manager

	By:	/s/ Ziad W. Amra
Ziad W. Amra
	Its:	Vice President

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 14 day of December, 2009, by Ziad W. Amra, the Vice President of SA Group Properties, Inc., a Delaware corporation, the Manager of SA Tempe, LLC, a Delaware limited liability company, on behalf of the limited liability company.

/s/ Diane E. Athmann
Notary Public
My Commission Expires:
1-31-2010

EXHIBIT A

LEGAL DESCRIPTION OF THE PREMISES

LOT 1, ACCORDING TO THE PLAT ON RECORD OF “TEMPE GATEWAY”, RECORDED AS DOCUMENT NUMBER 2008-0791438, IN BOOK 1004 OF MAPS, PAGE 26, RECORDS OF MARICOPA COUNTY, ARIZONA.

TABLE OF CONTENTS

		Page

ARTICLE 1	BASIC LEASE PROVISIONS	1

ARTICLE 2	TERM/PREMISES	2

ARTICLE 3	RENTAL	2
(a)	Basic Rental	2
(b)	Increase in Direct Costs	3
(c)	Definitions	3
(d)	Determination of Payment	6
(e)	Audit Right	5

ARTICLE 4	SECURITY DEPOSIT	7

ARTICLE 5	HOLDING OVER	7

ARTICLE 6	OTHER TAXES	8

ARTICLE 7	USE	8

ARTICLE 8	CONDITION OF PREMISES	9

ARTICLE 9	REPAIRS AND ALTERATIONS	9
(a)	Landlord’s Obligations	9
(b)	Tenant’s Obligations	9
(c)	Alterations	10
(d)	Insurance; Liens	10
(e)	Costs and Fees; Removal	10

ARTICLE 10	LIENS	11

ARTICLE 11	PROJECT SERVICES	11
(a)	Basic Services	11
(b)	Excess Usage	12
(c)	Additional Electrical Service	12
(d)	HVAC Balance	12
(e)	Telecommunications	12
(f)	After-Hours Use	12
(g)	Reasonable Charges	13
(h)	Sole Electrical Representative	11

ARTICLE 12	RIGHTS OF LANDLORD	13
(a)	Right of Entry	13
(b)	Maintenance Work	13
(c)	Rooftop	12
(d)	Communication Equipment	14

ARTICLE 13	INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY	15
(a)	Indemnity	15
(b)	Exemption of Landlord from Liability	16
(c)	Security	16

ARTICLE 14	INSURANCE	16
(a)	Tenant’s Insurance	16
(b)	Form of Policies	17
(c)	Landlord’s Insurance	17
(d)	Waiver of Subrogation	17
(e)	Compliance with Law	17

ARTICLE 15	ASSIGNMENT AND SUBLETTING	18

(i)

		Page

ARTICLE 16	DAMAGE OR DESTRUCTION	20

ARTICLE 17	SUBORDINATION	21

ARTICLE 18	EMINENT DOMAIN	22

ARTICLE 19	DEFAULT	22

ARTICLE 20	REMEDIES	23

ARTICLE 21	TRANSFER OF LANDLORD’S INTEREST	24

ARTICLE 22	BROKER	25

ARTICLE 23	PARKING	25

ARTICLE 24	WAIVER	26

ARTICLE 25	ESTOPPEL CERTIFICATE	26

ARTICLE 26	LIABILITY OF LANDLORD	27

ARTICLE 27	INABILITY TO PERFORM	27

ARTICLE 28	HAZARDOUS WASTE	27

ARTICLE 29	SURRENDER OF PREMISES; REMOVAL OF PROPERTY	28

ARTICLE 30	MISCELLANEOUS	29
(a)	SEVERABILITY; ENTIRE AGREEMENT	29
(b)	Attorneys’ Fees; Waiver of Jury Trial	29
(c)	Time of Essence	30
(d)	Headings; Joint and Several	30
(e)	Reserved Area	30
(f)	NO OPTION	30
(g)	Use of Project Name; Improvements	30
(h)	Rules and Regulations	30
(i)	Quiet Possession	31
(j)	Rent	31
(k)	Successors and Assigns	31
(1)	Notices	31
(m)	Persistent Delinquencies	31
(n)	Right of Landlord to Perform	31
(o)	Access, Changes in Project, Facilities, Name	31
(p)	Signing Authority	32
(q)	Identification of Tenant	32
(r)	Substitute Premises	30
(s)	Survival of Obligations	33
(t)	Confidentiality	33
(u)	Governing Law	33
(v)	Office of Foreign Assets Control	33
(w)	Financial Statements	34
(x)	Exhibits	34
(y)	Independent Covenants	34
(z)	Counterparts	34
(aa)	Non-Discrimination	34

ARTICLE 31	OPTION TO EXTEND	34
(a)	Option Right	34
(b)	Option Rent	34
(c)	Exercise of Option	35

(ii)

Page

ARTICLE 32	SIGNAGE	35

Exhibit “A”	Premises
Exhibit “A-1”	Legal Description
Exhibit “B”	Rules and Regulations
Exhibit “C”	Notice of Term Dates and Tenant’s Proportionate Share
Exhibit “D”	Work Letter
Exhibit “E”	Covered Reserved Parking Spaces
Exhibit “F”	Tenant’s Signage
Exhibit “X”	Prime Lease

(iii)

INDEX

Page(s)

Additional Rent	3
Alterations	9
Base Year	1
Basic Rental	1
Broker	22
Brokers	1
Commencement Date	2
Communication Equipment	12
Communication Equipment Notice	12
Controllable Operating Costs	4
Direct Costs	3
Dispute Notice	6
Economic Terms	32
Estimate	5
Estimate Statement	5
Estimated Excess	5
Event of Default	19
Excess	5
Expansion Interest Notice	32
Expiration Date	1
First Offer Notice	32
First Offer Space	32
Force Majeure	24
Hazardous Material	25
Initial Installment of Basic Rental	2
Interest Notice	31
Landlord	1
Landlord Parties	13
Laws	25
Lease	1
Lease Year	2
LEED	4
Market Rent	31
Operating Costs	3
Option	31
Option Rent	31
Option Rent Notice	32
Option Term	31
Original Tenant	31
Parking Passes	2
Partnership Tenant	29
Permitted Use	1
Premises	1
Project	1
Real Property	3
Recognition Term	34
Rent	3
Rental Tax	3
Review Notice	5
Review Period	5
Rules and Regulations	27
Security Deposit	1
SNDA	18
Square Footage	1
Statement	5
Superior Leases	32
Superior Rights	32
Tax Costs	3
Tenant	1

(iv)

Page(s)

Tenant Improvements	8
Tenant’s Acceptance	32
Tenant’s Proportionate Share	1
Tenant’s Signage	33
Term	1
Transfer	16
Transfer Premium	17
Transferee	17

(v)